                                                                  EXHIBIT 10.1

                    * * * * * * * * * * * * * * * * * * * *

                                     Lease


                                  (Property)



                    * * * * * * * * * * * * * * * * * * * *

                                    Between


                               Pinkerton's, Inc.
                                   (Tenant)



                                      and



                            CORPORATE SPECTRUM, LLC
                                  (Landlord)

                                 LEASE



   THIS LEASE (the "Lease") is made as of June 25, 1998 between CORPORATE
                    -----
SPECTRUM, LLC, a California limited liability company (the "Landlord"), and the
                                                            --------
Tenant as named in the Schedule below.  The term "Project" means the building(s)
                                                  -------
(collectively, the "Building") known as "Corporate Park at Westlake Spectrum"
                    --------
and the land (the Land") located at 4330 AND 4360 Park Terrace Drive, Westlake
                  ----
Village, California.  "Premises" means that part of the Project leased to Tenant
                       --------
described in the Schedule and outlined on Appendix A.


   The following schedule (the "Schedule") is an integral part of this Lease.
                                --------
Terms defined in this Schedule shall have the same meaning throughout the Lease.


                                 SCHEDULE


  1. TENANT:  Pinkerton's, Inc., a Delaware corporation

  2. PREMISES: (i) The entire building commonly known as 4330 Park Terrace Drive and (ii) a portion of the second floor of the building commonly known as 4360 Park Terrace Drive as indicated on Exhibit "A" attached hereto.
                                                -----------

  3. RENTABLE SQUARE FEET OF THE PREMISES: (i) Sixty-two thousand two hundred eighty-two (62,282) rentable square feet in 4330 Park Terrace Drive and
     (ii) five thousand six hundred sixty-eight (5,668) rentable square feet in 4360 Park Terrace Drive, for a total of sixty-seven thousand nine hundred fifty (67,950) rentable square feet (collectively, the "Rentable Area"). The Rentable Area set forth above is agreed by the parties to be correct, and shall be restated by Landlord and Tenant in the Certificate Affirming the Lease, in the form of Exhibit "E" attached hereto (the "Lease Certificate"), to be executed by Landlord and Tenant upon commencement of this Lease. Usable area and rentable area shall be the same for any Building occupied entirely by Tenant, except with respect to calculating Tenant's parking rights under this Lease, in which case a twelve point five percent (12.5%) load factor shall be applied. A twelve point five percent (12.5%) load factor shall also be applied for calculating rentable and usable area for all purposes under this Lease with respect to any Building not occupied entirely by Tenant.

  4. TENANT'S PROPORTIONATE SHARE: One hundred percent (100%) of 4330 Park Terrace Drive and twelve point three eight percent (12.38%) of 4360 Park Terrace Drive (based upon a total of forty-five thousand eight hundred and two (45,802) rentable square feet in 4360 Park Terrace Drive).

  5. SECURITY DEPOSIT:  $91,732.50.

  6. TENANT'S REAL ESTATE BROKER FOR THIS LEASE: Allen D. Trowbridge and Stephen F. Valenziano of Grubb & Ellis Company.

  7. LANDLORD'S REAL ESTATE BROKER FOR THIS LEASE: The Johnston Group, a California corporation.

  8. TENANT IMPROVEMENTS, IF ANY: SEE THE TENANT IMPROVEMENT AGREEMENT ATTACHED

     HERETO AS APPENDIX C.

  9. COMMENCEMENT DATE: September 21, 1998, but if the Premises are subject to new construction pursuant to Appendix C, then fifteen (15) days following the "Substantial Completion", as defined therein, if it is later; Landlord and Tenant shall execute a Commencement Date Confirmation substantially in the form of Appendix E promptly following the Commencement Date. If the Commencement Date of this Lease has not occurred by June 21, 1999, and such failure is not the result of delays caused or contributed to either by Tenant, its employees or agents or by a Force Majeure, this Lease shall terminate without further action by the parties, and neither party shall have any further liability or obligation hereunder other than those obligations which arise or accrue prior to the effective termination date.

 10. TERMINATION DATE/TERM: Ten (10) years after the Commencement Date, or if the Commencement Date is not the first day of a month, then after the first day of the following month.

 11. GUARANTOR:   None.

 12. INTENTIONALLY OMITTED.

 13. BASE RENT:

                                                Annual        Monthly
              Period                           Base Rent     Base Rent
              ------                           ---------     ---------
          Month One through                  $1,100,790.00   $91,732.50
           and including Month Thirty
          Month Thirty-one through           $1,166,837.40   $97,236.45
           and including Month Sixty.


     The Base Rent for months one (1) through thirty (30) as set forth above is calculated based upon Base Rent of one and 35/100 dollars ($1.35) per rentable square foot per month multiplied by the number of rentable square feet in the Premises. The increase to Base Rent in month thirty-one (31) is intended to reflect a six percent (6%) increase over the Base Rent payable by Tenant immediately prior to each such increase. The Base Rent payable by Tenant shall be adjusted on the first day of the sixty-first
     (61st) month of the Term to equal the fair market rental rate for the Premises, which shall be determined in the manner set forth in Section 2D(3) below. The Base Rent payable by Tenant shall also be increased by two point five percent (2.5%) on each one (1) anniversary of the "FMV Adjustment Date" (as such term is defined in Section 2D(3) below), and on the each one (1) year anniversary of the commencement of each Option Term (as such term is defined in Section 30 below).

14. SOLE PERMITTED USE: General office purposes, field office uses and lawful related office uses; however, in no event in violation of any provision of the Rules and Regulations attached as Appendix B hereto.
                                           ----------

     1.   LEASE AGREEMENT.  On the terms stated in this Lease, Landlord leases
          ---------------
the Premises to Tenant, and Tenant leases the Premises from Landlord, for the Term beginning on the Commencement Date and ending on the Termination Date unless extended or sooner terminated pursuant to this Lease.

     2.   RENT.
          ----

     A.   Types of Rent.  Tenant shall pay the following Rent in the form of a
          -------------
check to Landlord at the following address:


          CORPORATE SPECTRUM, LLC
          C/O THE JOHNSTON GROUP
          26635 W. AGOURA ROAD, SUITE 105
          CALABASAS, CA 91302
          ATTN:  ACCOUNTS RECEIVABLE

or by wire transfer as follows:


          CITY NATIONAL BANK
          ROUTING NUMBER:  122016066
          ACCOUNT NUMBER:  052026911MARK

or in such other manner as Landlord may notify Tenant:


          (1)  Base Rent  in monthly installments, without deduction or offset,
               ---------
     in advance, the first monthly installment payable concurrently with the execution of this Lease and thereafter on or before the first day of each month of the Term in the amount set forth on the Schedule. If there shall occur more than two (2) Rent Defaults (as described in Section 12A below) during any twelve (12) month period, Landlord may require Tenant to pay Base Rent and Operating Cost Share Rent (and any Additional Rent (as such term is defined below)) quarterly in advance on or before the first day of each calendar quarter. Tenant's obligation to pay rent quarterly in advance shall cease and Tenant shall recommence to make monthly payments as originally required under this Lease if no Rent Default (as described in Section 12A below) occurs for twelve (12) month's following the date on which Landlord implemented Tenant's obligation to pay rent quarterly. In addition and solely for purposes of determining whether Landlord has the right to require Tenant to pay rent quarterly in advance, Landlord shall give Tenant one (1) business day's notice of default and right to cure with respect to Tenant's failure to pay any regularly scheduled payment of Rent when due; and otherwise only as expressly required to declare a Rent Default pursuant to Section 12A.

          (2)  Operating Cost Share Rent  in an amount equal to the Tenant's
               -------------------------

     Proportionate Share of the Operating Costs for the applicable fiscal year of the Lease, paid monthly in advance in an estimated amount. Definitions of Operating Costs and Tenant's Proportionate Share, and the method for billing and payment of Operating Cost Share Rent are set forth in Sections 2B, 2C and 2D. Landlord, where reasonably possible, shall arrange for any and all utilities applicable exclusively to the Premises to be invoiced directly to Tenant, and Tenant shall all pay such invoices on or before the date they are due.

          (3)  Tax Share Rent  in an amount equal to the Tenant's Proportionate
               --------------
     Share of the Taxes for the applicable fiscal year of this Lease, paid monthly in advance in an estimated amount. A definition of Taxes and the method for billing and payment of Tax Share Rent are set forth in Sections 2B, 2C and 2D.

          (4)  Parking Rent, if any, in monthly installments in advance for each
               ------------
     of the parking spaces allocated to Tenant pursuant to Section 4G, on or before the first day of each month of the Term in the amount set forth on the Schedule or as hereafter assessed by Landlord in accordance with the terms of this Lease.

          (5)  Additional Rent in the amount of all costs, expenses,
               ---------------
     liabilities, and amounts which Tenant is required to pay under this Lease, excluding Base Rent, Operating Cost Share Rent, and Tax Share Rent, but including any interest and late fees for late payment of any item of Rent.

          (6)  Rent as used in this Lease means Base Rent, Operating Cost Share
               ----
     Rent, Tax Share Rent, and Additional Rent. Tenant's agreement to pay Rent is an independent covenant, with no right of setoff, deduction or counterclaim of any kind. The payment by Tenant of the Rent required hereunder shall except as otherwise expressly provided in this Lease be a condition to the performance by Landlord of its obligations hereunder.

     B.  Payment of Operating Cost Share Rent and Tax Share Rent.
         -------------------------------------------------------

         (1)  Payment of Estimated Operating Cost Share Rent and Tax Share Rent.
              -----------------------------------------------------------------
     Landlord shall reasonably estimate the Operating Costs and Taxes of the Project by April 1 of each fiscal year, or as soon as reasonably possible thereafter based upon actual figures for the prior year and Landlord's reasonable estimate of anticipated increases for the following year. Landlord may revise these estimates whenever it obtains more accurate information, such as the final real estate tax assessment or tax rate for the Project.

          Within thirty (30) days after receiving the original or revised estimate from Landlord setting forth an estimate of Operating Costs for a particular fiscal year, Tenant shall pay Landlord one-twelfth (1/12th) of Tenant's Proportionate Share of the Operating

     Costs, multiplied by the number of months that have elapsed in the applicable fiscal year to the date of such payment including the current month, minus payments previously made by Tenant for the months elapsed. On the first day of each month thereafter, Tenant shall pay Landlord one-twelfth (1/12th) of Tenant's Proportionate Share of this estimate, until a new estimate becomes applicable.

          Within thirty (30) days after receiving the original or revised estimate from Landlord setting forth an estimate of Taxes for a particular fiscal year, Tenant shall pay Landlord one-twelfth (1/12th) of Tenant's Proportionate Share of the Taxes, multiplied by the number of months that have elapsed in the applicable fiscal year to the date of such payment including the current month, minus payments previously made by Tenant for the months elapsed. On the first day of each month thereafter, Tenant shall pay Landlord one-twelfth (1/12th) of Tenant's Proportionate Share of this estimate, until a new estimate becomes applicable.

          (2)  Correction of Operating Cost Share Rent. Landlord shall deliver
               ---------------------------------------
     to Tenant a report for the previous fiscal year (the "Operating Cost
                                                           --------------
     Report") by April 1 of each year, or as soon as reasonably possible
     ------
     thereafter, setting forth (a) the actual Operating Costs incurred, (b) the amount of Operating Cost Share Rent due from Tenant, and (c) the amount of Operating Cost Share Rent paid by Tenant. Within twenty (20) days after such delivery, Tenant shall pay to Landlord the amount due minus the amount paid. If the amount paid exceeds the amount due, Landlord shall apply the excess to Tenant's payments of Operating Cost Share Rent next coming due.

          (3)  Correction of Tax Share Rent. Landlord shall deliver to Tenant a
               ----------------------------
     report for the previous fiscal year (the "Tax Report") by April 1 of each
                                               ----------
     year, or as soon as reasonably possible thereafter, setting forth (a) the actual Taxes, (b) the amount of Tax Share Rent due from Tenant, and (c) the amount of Tax Share Rent paid by Tenant. Within twenty (20) days after such delivery, Tenant shall pay to Landlord the amount due from Tenant minus the amount paid by Tenant. If the amount paid exceeds the amount due, Landlord shall apply any excess as a credit against Tenant's payments of Tax Share Rent next coming due.

     C.   Definitions.
          -----------

          (1)  Included Operating Costs. "Operating Costs" means any reasonable
               ------------------------   ---------------
     expenses, costs and disbursements of any kind other than Taxes, paid or incurred by Landlord in connection with the management, maintenance, operation, insurance, repair and other related activities in connection with any part of the Project and of the personal property, fixtures, machinery, equipment, systems and apparatus used in connection therewith, including the cost of providing those services required to be furnished by Landlord under this Lease. Operating Costs shall also include the costs of any capital repairs and replacements of nonstructural items, as well as capital improvements which are intended to reduce Operating Costs or improve safety, and those made to keep the Project in compliance with governmental requirements applicable from time to time after the Commencement Date (collectively, "Included Capital Items"); provided, that the costs of any
                     ----------------------
     Included Capital Item shall be amortized by Landlord, together with an amount equal to interest at eight percent (8%) per annum, on a straight line basis, over the estimated useful life of such item and such amortized costs are only included in Operating Costs for that portion of the useful life of the Included Capital Item which falls within the Term. Unless expressly excluded under Section (C)(2) below, all expenses, costs and disbursements of any kind for any service provided by or on behalf of Landlord which under this Lease are chargeable as an Operating Cost shall be included as Operating Costs notwithstanding the fact that this Lease may from time to time omit to state that the same will be included as an Operating Cost.

          If the Project is not at least ninety-five percent (95%) occupied during any portion of any fiscal year, Landlord may adjust (an "Equitable
                                                                     ---------
     Adjustment") Operating Costs to equal what would have been incurred by
     ----------
     Landlord had the Project been ninety-five percent (95%) occupied. This Equitable Adjustment shall apply only to Operating Costs which are variable and therefore increase as occupancy of the Project increases. Landlord may incorporate the Equitable Adjustment in its estimates of Operating Costs and in its final Operating Cost Report.

          (2)  Excluded Operating Costs.   Operating Costs shall not include:
               ------------------------

          (a)  costs of alterations of tenant premises;

          (b)  costs of capital improvements other than Included Capital Items;

          (c) interest and principal payments on mortgages or any other debt costs, or rental payments on any ground lease of the Project;

          (d)  real estate brokers' leasing commissions;

          (e) legal fees, space planner fees and advertising expenses incurred with regard to leasing the Building or portions thereof;

          (f) any cost or expenditure for which Landlord is reimbursed, by insurance proceeds or otherwise, except by Operating Cost Share Rent, but only to the extent that the cost of any such insurance is included as an Operating Cost. The portion of Landlord's deductible (on a claim by claim basis) which exceeds ten thousand dollars ($10,000.00) shall also be excluded from Operating Costs, except for earthquake insurance, if any, maintained by Landlord as to which only the portion of Landlord's deductible (on a claim by claim basis) above seventy-five thousand dollars ($75,000.00) shall be excluded;

          (g) the cost of any materials or services furnished to any office tenant of the Project which Landlord does not make available to Tenant;

          (h) depreciation (other than on any Included Capital Items and on materials, tools, supplies, and vendor-type equipment purchased by Landlord to enable Landlord to supply services which Landlord may otherwise contract for with third parties, except to the extent amortization of the costs of any of the foregoing has already been included in Operating Costs);

          (i)  franchise or income taxes imposed upon Landlord;

          (j) costs of correcting defects in construction of the Building (as opposed to the cost of normal repair, maintenance and replacement expected with the construction materials and equipment installed in the Building in light of their specifications);

          (k) legal and auditing fees which are for the benefit of Landlord such as collecting delinquent rents, unlawful detainer actions, preparing tax returns and other financial statements, and audits other than those incurred in connection with the preparation of reports required pursuant to Section 2B above;

          (l) the wages of any employee for services not related directly to the management, maintenance, operation and repair of the Building;

          (m) fines, penalties and interest, except to the extent incurred by Landlord due to Tenant's failure to comply with its obligations under this Lease;

          (n) any costs stated in Operating Costs and Building Operating Costs representing an amount paid to a corporation or entity which is controlled by or under common control with Landlord to the extent in excess of the amount which would be paid in the absence of such relationship (provided that the parties hereby acknowledge that the current seven percent (7%) construction supervision fee and four percent (4%) management fee are acceptable and such fees do not constitute such an excess amount);

          (o) any rent paid by Landlord for a rental office maintained by Landlord at the

               Project;

          (p) any management fee paid which exceeds the greater of (i) four percent (4%) of gross revenues (without deduction) generated at the Project or (ii) such other percentage of gross revenues (without deduction) generated at the Project which is a reasonable and customary management fee for first class properties located in the geographic market in which the Project is situated;

          (q) Landlord's general corporate overhead and general and administrative expenses attributable directly and solely to the administration of Landlord as an entity (as opposed to costs associated with operating the Project), including costs relating to accounting, payroll, legal and computer services which are partially or totally rendered in locations outside the Project;

          (r) Costs and expenses incurred by Landlord in completing the Renovation Work; and

          (s) Costs and expenses incurred by Landlord in causing the Building to conform as of the Commencement Date to the Base Building Work described in paragraph 6 of the Tenant Improvement Agreement attached hereto as Appendix C.

          (3)  Taxes.  "Taxes" means any and all taxes, assessments and charges
               -----    -----
     of any kind, general or special, ordinary or extraordinary, levied against the Project, which Landlord shall pay or become obligated to pay in connection with the ownership, leasing, renting, management, use, occupancy, control or operation of the Project or of the personal property, fixtures, machinery, equipment, systems and apparatus used in connection therewith. Taxes shall include real estate taxes, personal property taxes, sewer rents, water rents, special or general assessments, transit taxes, ad valorem taxes, and any tax imposed in lieu of any of the foregoing, and not based on net income, levied on the rents hereunder or the interest of Landlord under this Lease. Taxes shall also include all reasonable fees and other costs and expenses paid by Landlord in reviewing any tax and in seeking a refund or reduction of any Taxes, whether or not the Landlord is ultimately successful.

          For any year, the amount to be included in Taxes (a) from taxes or assessments payable in installments, shall be the amount of the installments (with any interest) due and payable during such year, and (b) from all other Taxes, shall at Landlord's election be the amount accrued, assessed, or otherwise imposed for such year or the amount due and payable in such year. Any refund or other adjustment to any Taxes by the taxing authority, shall apply during the year in which the adjustment is made.

          Taxes shall not include any net income, capital, stock, succession, transfer, franchise, gift, estate or inheritance tax, except to the extent that such tax shall be imposed in lieu of any portion of Taxes. Taxes shall also not include any increases in real estate taxes resulting from the sale, refinancing or other transfer of all or any part of the Project which occurs within ten (10) months following the Commencement Date. If a sale, refinancing or other transfer of the Property occurs during or after the eleventh (11th) month following the Commencement Date, and real estate taxes are increased solely as a result thereof, then, with respect to the first such sale, refinancing or other transfer only, Landlord shall (i) as soon as practicable thereafter determine the impact that such one-time increase in real estate taxes will have on Tenant's Tax Share Rent through the expiration of Tenant's initial Term (the "Tax Share Impact") and (ii)
                                                   ----------------
     pay to Tenant seventy percent (70%) of the present value of the Tax Share Impact. For purposes hereof, the present value of the Tax Share Impact shall be computed by allowing interest at the rate of nine percent (9%), seventy-five hundredths percent (.75%) monthly. Except as expressly excluded from Taxes, any increase to real estate taxes resulting from the sale(s), refinancing(s) or other transfer(s) of the Property shall be included in Taxes, and, with the exception of the one-time payment with respect to the Tax Share Impact, Tenant shall have no right to any payment from Landlord with respect thereto.

          (4)  Lease Year.  "Lease Year" means each consecutive twelve-month
               ----------    ----------
     period beginning with the Commencement Date, except that if the Commencement Date is not the first day of a calendar month, then the first Lease Year shall be the period from the Commencement Date through the final day of the twelve months after the first day of the following month, and each subsequent Lease Year shall be the twelve months following the prior Lease Year.

          (5)  Fiscal Year.  "Fiscal Year" means the calendar year, except that
               -----------    -----------
     the first fiscal year and the last fiscal year of the Term may be a partial calendar year.

     D.   Computation of Base Rent and Rent Adjustments.
          ---------------------------------------------

          (1) Prorations.  If this Lease begins on a day other than the first
              ----------
     day of a month, the Base Rent, Operating Cost Share Rent, Parking Rent, if applicable, and Tax Share Rent shall be prorated for such partial month based on the actual number of days in such month. If this Lease begins on a day other than the first day, or ends on a day other than the last day, of the fiscal year, Operating Cost Share Rent and Tax Share Rent shall be prorated for the applicable fiscal year.

          (2) Default Interest. Any sum due from Tenant to Landlord not paid
              ----------------
     when due shall bear interest from the date due until paid at the lesser of
     (i) the prime rate published by the Wall Street Journal from time to time plus five percent (5%) or (ii) the maximum rate permitted by law.

          (3)  Rent Adjustments.  The square footage of the Premises set forth
               ----------------
     in the Schedule are conclusively deemed to be the actual square footage thereof, without regard to any subsequent remeasurement of the Premises or the Building. If any Operating Cost paid in one fiscal year relates to more than one fiscal year, Landlord may proportionately allocate such Operating Cost among the related fiscal years. The Base Rent payable by Tenant shall be increased as set forth in Section 13 of the Schedule.

               For purposes of calculating the adjustment to Base Rent which will become effective on the first day of the sixty-first (61st) month of the Term (the "FMV Adjustment Date"), the fair market rental rate (the
                    -------------------
     "FMV") shall equal the fair market rent (as of the FMV Adjustment Date)
      ---
     payable by a new tenant for a five (5) year lease for comparable premises in comparable buildings located in the geographic area in which the Project is located (ie Westlake Village, Thousand Oaks, Calabasas, and Agoura), taking into account all concessions which would be available to such a tenant for such comparable space, including, without limitation, rent abatement and/or tenant improvement allowances; provided, however, that (i) any tenant improvement allowance shall be reduced by an amount equal to six and 50/100 dollars ($6.50) for each square foot of rentable area contained in the Premises and (ii) Tenant may expend said tenant improvement allowance, if any, over the remaining term of the Lease. The downtime which a Landlord might ordinarily incur in releting space shall not be considered in determining the FMV for the Premises. Notwithstanding anything to the contrary contained in this Section 2D(3), in no event shall the Base Rent payable by Tenant after the FMV Adjustment Date be less then the Base Rent payable by Tenant immediately prior to the FMV Adjustment Date.

               Landlord and Tenant shall at least ninety (90) days prior to the FMV Adjustment Date meet to agree upon the FMV. If Landlord and Tenant are unable to agree on the FMV within thirty (30) days thereafter, then they shall each pick one (1) MAI Appraiser within ten (10) days following the expiration of the thirty (30) day period set forth above for mutual agreement, and shall immediately notify the other of the MAI Appraiser so selected. Each of the MAI Appraisers so selected shall have thirty (30) days from their appointment (or deadline for appointment, whichever is earlier) to appraise the FMV for the Premises. If either of the MAI Appraisers fails to complete its appraisal within such thirty (30) day period, then the appraisal that is completed within such time shall be binding upon both Landlord and Tenant as the FMV. If both appraisals are completed and the two (2) MAI Appraisers cannot agree upon a reasonable average FMV within ten (10) days, then they shall immediately select a third (3rd) MAI appraiser mutually acceptable to them, and the average of the two (2) appraisals closest in value shall be deemed to be the FMV for the Premises. If the process described above does not result in a determination of the FMV, then the FMV shall be determined by judicial reference in accordance with the provisions of Section 35.

               The MAI Appraisers appointed pursuant to this Section 2D(3) must have at least five (5) years experience in appraising office properties similar to the Property in Southern California, and shall not be affiliated with either Landlord or Tenant. Landlord and Tenant shall each bear the costs and expenses for their own MAI Appraiser, but the costs of the third
     (3rd) MAI Appraiser and any judicial reference proceedings shall be split equally between the parties. Notwithstanding the foregoing, Tenant shall pay all costs and expenses associated with determining the FMV if Tenant elects to cancel this Lease due to its disapproval of the finally determined FMV.

               If determination of the FMV is still pending on the FMV Adjustment Date, Tenant shall continue to pay the Base Rent previously in effect. Upon determination of the FMV, Tenant shall immediately pay to Landlord an amount equal to the difference between the amount of Base Rent actually received by Landlord on and after the FMV Adjustment Date and amount of Base Rent which would have been payable by Tenant after such date if the Base Rent had been increased to equal the FMV on the FMV Adjustment Date.

               Notwithstanding anything to the contrary contained in this
     Section 2D(3), provided Tenant has not been in material default (as defined in Section 30) under this Lease (i) more than three (3) times during the twelve (12) months preceding the earlier to occur of (i) the date on which the FMV is finally determined and (ii) the FMV Adjustment Date, Tenant may disapprove the final FMV determined through the MAI Appraisal process described above and cancel this Lease by delivering written notice of such disapproval and election to cancel to Landlord within fifteen (15) days following the final determination of the FMV, which termination shall be effective one (1) calendar year following the date on which the Tenant's termination notice is received by Landlord. Tenant's occupancy of the Premises during such one (1) year period shall be subject to all of the terms and conditions contained in this Lease, except that (i) Tenant shall have no right to exercise any options or rights of first refusal provided for in this Lease and (ii) Tenant shall pay Base Rent during such time in an amount equal to the greater of (x) the FMV and (y) the Base Rent payable by Tenant on the day immediately preceding the FMV Adjustment Date increased by two point five percent (2.5%). It shall be a condition precedent to the effectiveness of such election to terminate this Lease that its termination notice be accompanied by Tenant's payment to Landlord of the following (which shall be payable in addition to all other amounts owing by Tenant to Landlord under this Lease through the effective date of such termination): (i) an amount equal to all costs and expenses incurred to the MAI Appraisers in connection with determining the FMV, (ii) the present value (which shall be computed by allowing interest at the rate of eight percent (8%) per annum) of any Parking Rent which would otherwise be owing by Tenant through the natural expiration of the ten (10) year term of the Lease, and (iii) the unamortized portion, as of the effective date of such termination (based upon a monthly straight-line amortization over the initial Lease Term with interest at the rate of eight percent (8%) per annum), of the payment made by Landlord to Tenant, if any, with respect to the Tax Share Impact (as such term is defined above); provided, however, that the reimbursement of the Tax Share Impact payment under (iii) above shall be made by Tenant directly to Corporate Spectrum, LLC, a California limited liability company, notwithstanding the identity of the Landlord as of the effective date of such cancellation. If Tenant fails to give written notice of its election to terminate this Lease as described above, Tenant's termination rights shall be of no further force or effect. Tenant shall have no right to terminate this Lease under this Section 2D(3) if judicial reference has or will be commenced to determine the FMV as a result of Tenant's failure to take any action necessary to determine the FMV without resort to judicial reference.

          (4)  Books and Records.  Landlord shall maintain books and records
               -----------------
     reflecting the Operating Costs and Taxes in accordance with sound accounting and management practices. Tenant and its certified public accountant shall have the right to inspect Landlord's records at Landlord's office upon at least seventy-two (72) hours' prior notice during normal business hours during the one hundred twenty (120) days following the respective delivery of the Operating Cost Report or the Tax Report. The results of any such inspection shall be kept strictly confidential by Tenant and its agents, and Tenant and its certified public accountant must agree, in their contract for such services, to such confidentiality restrictions and shall specifically agree that the results shall not be made available to any other tenant of the Building. Unless Tenant sends to Landlord any written exception to either such report within said one hundred twenty (120) day period, such report shall be deemed final and accepted by Tenant. Any written exception delivered by Tenant shall specifically identify the item with which Tenant takes issue, and all other items shown in the Operating Cost Report and/or the Tax Report shall be deemed final and accepted by Tenant. Tenant shall pay the amount shown on both reports in the manner prescribed in this Lease, whether or not Tenant takes any such written exception, without any prejudice to such exception, and such payment shall be a condition to Tenant's right to take exception thereto. If Tenant makes a timely exception, Landlord shall cause its independent certified public accountant or shall select and cause another firm with at least five (5) years of experience in auditing the books and records of commercial office projects to issue a final and conclusive resolution of Tenant's exception, unless Tenant elects to submit the matter for judicial reference in accordance with Section 35 below, which election must be made by written notice delivered to Landlord within forty-five (45) days following Landlord's delivery of the accountant's certification. Tenant's failure to deliver such notice within said forty-five (45) day period shall be deemed Tenant's acceptance of the certification prepared by Landlord's accountancy firm. Tenant shall pay the cost of such certification reference unless Landlord's original determination of annual Operating Costs or Taxes overstated the amounts thereof by more than five percent (5%) with respect to the excepted item only, in which case Landlord shall pay such costs.

          (5)  Miscellaneous. So long as Tenant is in material default of any
               -------------
     obligation under this Lease, Tenant shall not be entitled to any refund of any amount from Landlord. If this Lease is terminated for any reason prior to the annual determination of Operating Cost Share Rent or Tax Share Rent, either party shall pay the full amount due to the other within fifteen (15) days after Landlord's notice to Tenant of the amount when it is determined. Landlord may commingle any payments made with respect to Operating Cost Share Rent or Tax Share Rent, without payment of interest.


     3.  PREPARATION AND CONDITION OF PREMISES; POSSESSION AND SURRENDER OF
         ------------------------------------------------------------------
PREMISES.
--------

     A.  Condition of Premises.  Except for the Tenant Improvements item on the
         ---------------------
Schedule, the Renovation Work (as defined below), Landlord's obligation to thoroughly clean the Premises prior to delivering the same to Tenant, Landlord's obligations under this Section 3A, any representations and warranties contained in this Section 3A, and any other express obligations of Landlord hereunder, Landlord is leasing the Premises to Tenant absolutely "as is", without any obligation to alter, remodel, improve, repair or decorate any part of the Premises. Landlord shall cause the Premises to be completed in accordance with the Tenant Improvement Agreement attached as Appendix C. Except as expressly provided below in this Section 3A, Landlord expressly disclaims any warranty or representation, express or implied, with respect to the Project or any portion thereof, including, without limitation, any warranty or representation as to fitness, condition, the existence of any defect, patent or latent, merchantability, quality or durability. Tenant acknowledges that Landlord plans, at its sole cost and expense and not as a part of Operating Costs, to renovate and/or improve the Buildings, which shall include a card key access system in 4330 Park Terrace Drive, and otherwise as described in those certain plans dated May 13, 1998 prepared by Behr Browers and entitled Corporate Plaza at Westlake Spectrum Lobby Remodel (the "Renovation Plans"), a copy of which has been
                             ----------------
delivered to Tenant (the "Renovation Work"). Tenant recognizes that the
                          ---------------
Renovation Plans delivered to Tenant are not in final form, and that Landlord may, in its sole discretion, modify said plans to conform to Landlord's vision for the Project and otherwise as reasonably required to address construction problems. Landlord shall in the course of performing the Renovation Work use reasonable and commercially practicable efforts to minimize interference with Tenant's occupancy of the Premises or the operations of the back up generator for Tenant's computer room described in Section 5H. Tenant acknowledges, however, that some interference to Tenant's occupancy is inevitable, and that Landlord shall not be in default hereunder or be liable for any damages directly or indirectly resulting from, nor shall the Rent required hereunder be abated by reason of such renovations and/or improvements. Landlord represents and warrants to Tenant that all mechanical and life safety systems in the Building are in good working order that, to the best of its knowledge, the Building is structurally sound, and is properly zoned for general office use. Landlord further represents to Tenant that, to Landlord's current actual knowledge, all Building Systems at the Project are "Year 2K Compliant." If Landlord hereafter discovers that any such systems are not "Year 2K Complaint", it shall cause them to become so at its sole cost and expense and not as a part of Operating Costs.

     B.  Tenant's Possession. Tenant's taking possession of any portion of the
         -------------------
Premises shall be conclusive evidence that the Premises was in good order, repair and condition, except for any defects which Tenant describes in the "punch-list" described in the Tenant Improvement Agreement and latent Building defects. Tenant shall have one hundred eighty (180) days from the date Tenant takes possession of any portion of the Premises to deliver written notice to Landlord of any latent Building defects (the "Latent Building Defect Notice"),
                                              -----------------------------
and Tenant's failure to deliver said notice shall be conclusive evidence that no latent Building defects exist. Landlord shall promptly investigate and repair any defects identified in the Latent Building Defect Notice which exist and shall diligently pursue such repair to completion. If Landlord authorizes Tenant to take possession of any part of the Premises prior to the Commencement Date for purposes of doing business, all terms of this Lease shall apply to such pre-Term possession, excluding the obligation to pay Base Rent at the rate set forth for the First Lease Year in the Schedule prorated for any partial month. Tenant shall have access to the Premises and, to the extent necessary for such access to the Premises, the Project and the Building, twenty-four (24) hours a day, three hundred sixty-five days per year; provided, however, that Landlord shall not be in default hereunder nor shall any sums payable by Tenant hereunder be abated if Tenant's access is prevented or impaired by (i) a Force Majeure or
(ii) otherwise as Landlord deems reasonably necessary or appropriate for Landlord to operate the Project or fulfill its obligations under this Lease; provided, however, that if Tenant's access is precluded or substantially impaired under (i) of the preceding sentence for ten (10) consecutive business days or under (ii) of the preceding sentence or for five (5) consecutive business days, Tenant's obligation to pay Base Rent shall be abated proportionately for each day beyond such ten (10) or five (5) day period during which the same continues. Tenant shall also not be required to pay any charge for the use of Building services (such as utilities, loading, docks, parking or freight elevators) during construction of the Initial Improvements described in Appendix "C", but Tenant shall pay all such costs upon transfer of utilities to Tenant which will occur after substantial completion of the Initial Improvements and before Tenant moves its furniture, fixture, and equipment into the Premises.

     C.  Maintenance.  Throughout the Term, Tenant shall maintain the Premises
         -----------
in good order, repair and condition, loss or damage caused by the elements, ordinary wear, and fire and other casualty excepted, and at the termination of this Lease, or Tenant's right to possession, Tenant shall return the Premises to Landlord in broom-clean, safe, neat and sanitary condition, such excluded matters excepted. To the extent Tenant fails to perform either obligation after any notice and cure periods provided for in this Lease, Landlord may, but need not, restore the Premises to such condition and Tenant shall pay the cost thereof.

     4.  PROJECT SERVICES.
         ----------------

     Landlord shall furnish services as follows:

     A.  Heating and Air Conditioning.  During the normal business hours of 8:00
         ----------------------------
a.m. to 6:00 p.m., Monday through Friday, and 9:00 a.m. to 1:00 p.m. on Saturday (except New Year's Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, Christmas Day and any other holidays customarily recognized by landlords of first-class office properties in the vicinity of the Project), Landlord shall furnish heating and air conditioning to provide a comfortable temperature, in Landlord's reasonable judgment, for normal office use, as reasonably determined by Landlord. For purposes of the preceding sentence, ordinary office use shall mean that (i) the Premises shall generally be configured as shown in the "Delta Construction Documents" (as such term is defined in Appendix C), (ii) the
                                                    ----------
Premises shall not include a computer room and (iii) with few exceptions, each office shall contain no more than one computer. To the extent that the heating and air conditioning facilities existing at the Premises as of the Commencement Date are not sufficient to provide a comfortable temperature for ordinary office use, as reasonably determined by Landlord, the cost of additional heating and air conditioning equipment and the installation thereof shall be paid fifty percent (50%) by Landlord and fifty percent (50%) by Tenant. Landlord shall make its determination of whether or not the heating and air conditioning systems existing at the Premises as of the Commencement Date are sufficient within thirty (30) days of the Commencement Date, and such determination shall be binding on Tenant, absent manifest error. If Tenant installs equipment above that required for ordinary office use (determined as set forth above), Landlord may install supplementary air conditioning units in the Premises, and Tenant shall pay to Landlord upon demand as Additional Rent the cost of installation, operation and maintenance thereof.

     Landlord shall furnish heating and air conditioning after business hours if Tenant provides Landlord reasonable prior notice, and pays Landlord's then current charges for such additional heating or air conditioning.

     B.  Elevators.  Landlord shall provide passenger elevator service during
         ---------
normal business hours to Tenant in common with Landlord and all other tenants. Landlord shall provide limited passenger service at other times, except in case of an emergency. Notwithstanding the foregoing, Tenant shall be entitled to exclusive passenger elevator service in any Building which is occupied solely by Tenant, except to the extent that Landlord, its employees, agents, may require such service to perform its obligations or enforce its rights hereunder, or as otherwise required by Governmental Requirements (as such term is defined in Section 5A(3) below).

     C.  Electricity.  Landlord shall provide sufficient electricity to operate
         -----------
Tenant's business at the Premises as expressly shown in the Engineered Construction Documents (as such term is defined in the Tenant Improvement Agreement attached as Appendix C hereto) and as otherwise limited by the Building's capacity; provided, however, that the cost, if any, of upgrading existing Building electrical systems to accommodate the foregoing shall constitute a part of and be included in the cost of the Initial Improvements described in the Tenant Improvement Agreement attached as Appendix C hereto. If Tenant installs or operates in the Premises any electrically operated equipment or other machinery which draws more current than normal office lighting and equipment and which exceeds the Building's electrical capacity, Landlord may install and Tenant shall pay for the cost of any transformers, additional risers, panel boards and other facilities if and to the extent required to furnish such additional electricity to Tenant. Tenant shall also reimburse Landlord, as Additional Rent upon billing thereof, for the cost of all electricity, heat or air conditioning provided to the Premises during hours other than those described in Section 5A above, at the then prevailing rate therefor established by Landlord. Such additional rent shall be in addition to Tenant's obligations pursuant to Section 2A(2) to pay its Proportionate Share of Operating Costs. Landlord may from time to time establish reasonable measures to conserve energy, including, but not limited to, automatic switching of lights after hours and more efficient forms of lighting, so long as such measures do not unreasonably interfere with Tenant's use of the Premises.

     D.  Water.  Landlord shall furnish hot and cold tap water for drinking and
         -----
toilet purposes. Tenant shall pay Landlord for water furnished for any other purpose as Additional Rent at rates fixed by Landlord. Tenant shall not permit water to be wasted.

     E.  Janitorial Service.  Landlord shall furnish at its own cost and expense
         ------------------
but as a part of Operating Costs substantially in accordance with the janitorial schedule set forth in Appendix G attached hereto.

     F.  Interruption of Services.  If any of the Building equipment or
         ------------------------
machinery (excluding any equipment or machinery installed by or on behalf of Tenant) ceases to function promptly properly for any cause Landlord shall use reasonable diligence to repair the same promptly. Landlord's inability to furnish, to any extent, the Project services set forth in this Section 4, or any cessation thereof resulting from any causes, including any entry for repairs pursuant to this Lease, and any renovation, redecoration or rehabilitation of any area of the Building shall not render Landlord liable for damages to either person or property or for interruption or loss to Tenant's business, nor be construed as an eviction of Tenant, nor work an abatement of any portion of rent, nor relieve Tenant from fulfillment of any covenant or agreement hereof. However, in the event that an interruption of the Project services set forth in this Section 4 causes a material portion of the Premises to be untenantable for a period of at least five (5) consecutive business days, monthly Rent shall be abated proportionately, except to the extent that such interruption is caused by or contributed to by Tenant. In addition to the foregoing but subject to Force Majeure, if Landlord fails to commence repair efforts within thirty (30) business days following the date on which Landlord receives notice from Tenant that Building equipment or machinery (excluding any equipment or machinery installed by or on behalf of Tenant) has ceased to function, Tenant may give Landlord notice that it will seek to repair the problem itself; provided, however, that Tenant shall have no right to give such notice if Landlord reasonably determined that the cause of the interruption is such that it cannot be repaired by work at the Project. If Landlord fails to commence repair efforts within ten (10) business days following its receipt of a properly given such notice, Tenant may undertake repair efforts itself and pursue reimbursement from Landlord in accordance with the dispute resolution provisions contained in
Section 35. Tenant acknowledges and agrees that it shall have no right to offset the costs and expenses incurred in connection with any such repair efforts against its obligations under this Lease, nor shall Tenant have any right to terminate or cancel this Lease by reason thereof. Tenant's right to undertake repair efforts under this Section 4F shall be available only with respect to work in a Building which is occupied solely by Tenant. The availability, if any, of Tenant's repair rights hereunder shall not relieve Landlord of its obligations under this Section.

     G.  Parking.  During the Term, Tenant and its employees shall be entitled
         -------
at no additional charge to Tenant to use within the Project's parking area (excluding, however, those areas thereof designated by Landlord from time to time for the exclusive use of certain occupants of the Project or for no parking) two hundred fourteen (214) non-exclusive uncovered parking spaces; provided, however, that Landlord shall upon request by Tenant designate up to twenty (20) of the parking spaces allocated to Tenant as reserved uncovered spaces for parking by Tenant's senior executives, guests, and handicapped persons. Landlord reserves the right to designate reserved parking stalls for other occupants of the Project over any part of the Project's parking area provided that such designation does not reduce the number of parking spaces allocated to Tenant, prevent Tenant from accessing such parking spaces, or relocate Tenant's reserved parking spaces to a materially less convenient location, except to the extent reasonably necessary to accommodate any new parking structure constructed by Landlord at Tenant's request. Tenant agrees to participate in and cooperate with Landlord if Landlord at any time during the Term implements a program intended by Landlord to promote more orderly and efficient parking at the Project, such as a card key system and or parking sticker system provided that such program does not reduce the number of parking spaces allocated to Tenant or prevent Tenant from accessing such parking spaces.

     Concurrently with its delivery of the "Tenant's Interest Notice" for the "Expansion Premises" (as such terms are defined in Section 31 below)), Tenant may give Landlord written notice (the "Off-Site Parking Notice") that it
                                       -----------------------
requires additional parking; provided, however, that Tenant may deliver the Off-Site Parking Notice at any time before February 28, 1999 if it concurrently waives (or has previously waived), in writing, its right to expand the Premises to include the Expansion Premises. Landlord shall within ninety (90) days following its receipt of the Off-Site Parking Notice use its best efforts to provide Tenant with up to twenty-three (23) additional non-exclusive uncovered parking spaces, all or some of which may at Landlord's option be located (or from time to time relocated) off-Project within one and one-half blocks of the Project, and Tenant shall be obligated to rent all such additional parking spaces for the remaining Term of this Lease (or such shorter period as Landlord shall have contractually obligated itself with respect thereto). Tenant shall within five (5) days after demand by Landlord pay to Landlord the actual monthly cost for all such parking spaces, not to exceed an average of ten dollars ($10.00) per month per space. Landlord represents and warrants that on June 24, 1998, the City Council of the City of Westlake Village approved an arrangement whereby Landlord and Tenant may use for parking purposes certain real property owned by the City of Westlake Village and located across the street from the Project. Landlord shall use its best efforts to enter into a written agreement with the City of Westlake Village with respect to the aforementioned parking arrangement. Tenant acknowledges, however, that if Landlord's right to such off-site parking is canceled, terminated or otherwise expires, Landlord shall be relieved of its obligation to provide Tenant with the aforementioned twenty-three (23) additional parking spaces, but Landlord shall nonetheless use reasonable efforts to reinstate such rights or otherwise provide Tenant with other off-site parking, in which case Tenant shall pay Landlord's actual cost for the same, without regard to the ten dollar ($10.00) per month limitation described above. Tenant shall also pay Landlord's actual cost for any off-site parking applicable to any period after the initial ten (10) years of the Term, without regard to the ten dollar ($10.00) per month limitation described above. Tenant's cost for off-site parking as described above shall be a part of Parking Rent.

     If Landlord hereafter grants any parking rights, privileges or benefits to any other tenant at the Project which are more favorable than those contained herein, Landlord shall also offer such rights, privileges or benefits to Tenant. Tenant shall have ten (10) days following Landlord's offer to accept or decline, in writing, such right, privilege or benefit, and shall be deemed to have declined if it fails to respond within such time. The foregoing right shall not, however, apply with respect to agreements entered into by Landlord concerning the ratio of reserved parking spaces to the size of a tenant's premises.

     H.   Tenant's Right of First Refusal to Provide Specified Services.
          -------------------------------------------------------------
Landlord shall provide Tenant with the cost of and electrical specifications for Landlord's existing card key access systems, security services, burglar alarm and fire alarm systems; provided, however, that Landlord shall not be required to provide Tenant with any information which Landlord determines, in its sole and absolute discretion, is confidential or proprietary in nature. Tenant shall have ten (10) days following its receipt of such information to submit separate proposals to Landlord to provide card key access, security, burglar alarm, and fire alarm services to Landlord (the "Tenant's Services"). Provided that Tenant is not in material default under this Lease, Landlord shall accept Tenant's proposal for one or more of the Tenant's Services if Landlord determines that Tenant's proposal for such service matches all material terms contained in, and is otherwise as favorable as, Landlord's lowest bid for such service. If Landlord reasonably determines that Tenant's proposal does not match the material terms of and is not as favorable as Landlord's lowest bid, Landlord may decline Tenant's proposal and engage any person or entity whose bid was lower than the proposal submitted by Tenant. Thereafter, Landlord shall give Tenant written notice before executing or entering into any new agreement for any of the Tenant's Services, and Tenant shall have ten (10) business days from Landlord's delivery of said notice to submit a new proposal for that service, which proposal shall be accepted by Landlord if (i) Tenant is not in material default hereunder and (ii) Landlord reasonably determines that it matches all material terms contained in, and is otherwise as favorable as, Landlord's lowest bid for such service. Any contract or agreement between Landlord and Tenant concerning any of the Tenant's Services shall include and is hereby deemed to include (whether or not omitted from said contract or agreement and regardless of whether the same includes a so called "entire agreement" clause) (i) a cross-default provision whereby a default by Tenant under this Lease (subject to applicable cure periods) shall permit Landlord to terminate said contract or agreement and (ii) a termination right in favor of Landlord if Tenant is not complying with all of its obligations under said contract or agreement or receives a lower bid for such services which Tenant is not willing to match; provided, however, that Landlord may not rebid any one (1) of the Tenant's Services more often once every twelve (12) months. Tenant, as a material inducement to Landlord's granting the rights contained in this Section 4H, agrees that a breach or default by Landlord of its obligations under this
Section 4H shall not give rise to any right by Tenant to terminate this Lease or offset against of its obligations hereunder.

     I.  Landlord's Structural Work and Repair and Maintenance Obligations.
         -----------------------------------------------------------------
Landlord shall, at its cost and expense and not as a part of Operating Costs, maintain the structural portions of the Building, including, but not limited to, structural walls thereof, roof, and the Building foundation, in good order and repair consistent with professional office buildings existing as of the Commencement Date in the geographic area in which the Project is located, except to the extent (i) that any of the foregoing is installed or placed at the Project by Tenant, its employees or agents or (ii) of damage occasioned by the act of Tenant and/or any of Tenant's employees, agents, representatives, contractors and/or invitees, which damage shall be repaired by Landlord at Tenant's expense, and otherwise as provided in Sections 9 and 10 below. Landlord shall also maintain the common areas of the Project and the mechanical, plumbing, electrical and other stationary equipment serving the Building (collectively, the "Building Systems") in good order and repair consistent with
                    ----------------
professional office buildings existing as of the Commencement Date in the geographic area in which the Project is located, and, subject to Sections 2B and 2C above, shall charge the reasonable costs therefor to Operating Costs.

     J.  Services Exclusive to Tenant.  If, at Tenant's request, Landlord
         ----------------------------
provides or performs services to Tenant, the Premises or the Building(s) which do not benefit all other tenants in the Project and the costs thereof are not otherwise included by Landlord in Operating Costs, then Tenant shall promptly reimburse Landlord for the reasonable costs incurred by or on behalf of Landlord in connection with such services, except to the extent that (i) this Lease expressly requires Landlord to perform or provide the subject service at its sole cost and expense or (ii) of the cost attributable to other tenants at the Project. In addition to the foregoing but subject to Section 4F above, Landlord shall provide Tenant with any of the services and utilities described in Sections 4A-D above during hours other than those described in Section 4A if Tenant provides Landlord reasonable prior notice and pays Landlord's actual cost therefor, plus a reasonable charge for Landlord's personnel.

     5.  ALTERATIONS AND REPAIRS.
         -----------------------

     A.  Landlord's Consent and Conditions.
         ---------------------------------

     Tenant shall not make any improvements or alterations to the Premises (the "Work") without in each instance submitting plans, specifications and cost
 ----
estimates for the Work to Landlord and obtaining Landlord's prior written consent unless (a) the cost thereof is less than five thousand dollars ($5,000.00), (b) such Work does not impact the base structural components or systems of the Building, (c) such Work will not impact any other tenant's premises, and (d) such Work is not visible from outside the Premises. Tenant shall pay Landlord's standard charge for review of the plans and all other items submitted by Tenant. Landlord will be deemed to be acting reasonably in withholding its consent for any Work which (a) impacts the base structural components or systems of the Building, (b) impacts any other tenant's premises, or (c) is visible from outside the Premises. Landlord shall not unreasonably withhold or delay its consent to Work requested by Tenant unless such Work affects, directly or indirectly, the Building structure or mechanical or life safety systems at the Project, in which case Landlord may withhold such consent in its sole discretion. Landlord shall be deemed to have consented to the Work requested by Tenant if Landlord fails to deliver written notice of disapproval to Tenant's within thirty (30) business days following Landlord's receipt of such request if (and only if) Tenant's request included (i) detailed plans, specifications and cost estimates for the Work and (ii) the following statement in bold capital 12 point letters: "PURSUANT TO SECTION 5A OF THE LEASE, LANDLORD'S SHALL BE DEEMED TO HAVE CONSENTED TO THE WORK REQUESTED HEREIN IF LANDLORD FAILS TO DELIVER WRITTEN NOTICE OF DISAPPROVAL TO TENANT WITHIN THIRTY
(30) BUSINESS DAYS FOLLOWING LANDLORD'S RECEIPT OF THIS REQUEST."

     Tenant shall reimburse Landlord for actual costs incurred for review of the plans and all other items submitted by Tenant. Tenant shall pay for the cost of all Work. All Work shall become the property of Landlord upon its installation, except for Tenant's trade fixtures and for items which Landlord requires Tenant to remove at Tenant's cost at the termination of the Lease pursuant to Section 5E.

     The following requirements shall apply to all Work:

          (1) Prior to commencement, Tenant shall furnish to Landlord detailed plans and specifications, building permits, certificates of insurance satisfactory to Landlord (including, without limitation, certificates evidencing the insurance Tenant, its contractors and subcontractors are required to maintain under Section 8(C)), and, at Landlord's request, security for payment of all costs.

          (2) Tenant shall perform all Work so as to maintain peace and harmony among other contractors serving the Project and shall avoid interference with other work to be performed or services to be rendered in the Project.

          (3) The Work shall be performed in a good and workmanlike manner, meeting the standard for construction and quality of materials in the Building, and shall comply with all insurance requirements and all applicable governmental laws, ordinances and regulations ("Governmental
                                                                ------------
     Requirements").
     ------------

          (4) Tenant shall perform all Work so as to minimize or prevent disruption to other tenants, and Tenant shall comply with all reasonable requests of Landlord in response to complaints from other tenants.

          (5) Tenant shall perform all Work in compliance with Landlord's "Policies, Rules and Procedures for Construction Projects" in effect at the time the Work is performed.

          (6) Tenant shall permit Landlord to supervise all Work. Landlord may charge a supervisory fee not to exceed seven percent (7%) of labor, material, and all other costs of the Work, if Landlord's employees or contractors perform or otherwise supervise the Work.

          (7) Upon completion, Tenant shall furnish Landlord with contractor's affidavits and full and final statutory waivers of liens, as-built plans and specifications, and receipted bills covering all labor and materials, and all other close-out documentation required in Landlord's "Policies, Rules and Procedures for Construction Projects".

     Within thirty (30) business days following Landlord's receipt of a written request by Tenant, Landlord shall waive and subordinate in favor an institutional or other reputable lender of Tenant any interest Landlord may have in Tenant's trade fixtures located at the Premises; provided, however, that (i) the form and content of said waiver and subordination must be reasonably acceptable to Landlord, (ii) the financing to which said waiver and subordination pertains shall be obtained in the ordinary course of Tenant's business and (iii) Tenant pays concurrently with Landlord's delivery of said waiver and subordination all of Landlord's reasonable attorneys' fees and other expenses incurred in connection therewith.

     B.  Damage to Systems.  If any part of the mechanical, electrical or other
         -----------------
systems in the Premises shall be damaged or otherwise not in working order, Tenant shall promptly notify Landlord, and Landlord shall repair such damage. Landlord may also at any reasonable time make any repairs or alterations which Landlord deems necessary for the safety or protection of the Project, or which Landlord is required to make by any court or pursuant to any Governmental Requirement. Tenant shall at its expense make all other repairs necessary to keep the Premises (excluding the structural components and Building Systems; other than Building Systems placed at the Project by or on behalf of Tenant), and Tenant's fixtures and personal property, in good order, condition and repair; to the extent Tenant fails to do so, Landlord may make such repairs itself. The cost of any repairs made by Landlord on account of Tenant's default, or on account of the mis-use or neglect by Tenant or its invitees, contractors or agents anywhere in the Project, shall become Additional Rent payable by Tenant on demand.



     C.  No Liens.  Tenant has no authority to cause or permit any lien or
         --------
encumbrance of any kind to affect Landlord's interest in the Project; any such lien or encumbrance shall attach to Tenant's interest only. If any mechanic's lien shall be filed or claim of lien made for work or materials furnished to Tenant, then Tenant shall at its expense within ten (10) days thereafter either discharge or contest the lien or claim. If Tenant contests the lien or claim, then Tenant shall (i) within such ten (10) day period, provide Landlord adequate security for the lien or claim or cause the lien to be removed as a matter of record, (ii) contest the lien or claim in good faith by appropriate proceedings that operate to stay its enforcement, and (iii) pay promptly any final adverse judgment entered in any such proceeding. If Tenant does not comply with these requirements, Landlord may discharge the lien or claim, and the amount paid, as well as attorney's fees and other expenses incurred by Landlord, shall become Additional Rent payable by Tenant on demand. Nothing contained in this Lease shall constitute any consent by Landlord to subject Landlord's estate to liability under any mechanics' or other lien law. Tenant shall give Landlord adequate opportunity, and Landlord shall have the right at all times, to post such notices of nonresponsibility as may be allowed under California law.

     D.  Ownership of Improvements.  All Work as defined in this Section 5,
         -------------------------
partitions, hardware, equipment, machinery and all other improvements and all fixtures except trade fixtures, constructed in the Premises by either Landlord or Tenant, (i) shall become Landlord's property upon installation without compensation to Tenant, unless Landlord consents otherwise in writing, and (ii) shall at Landlord's option, which election must be made, if at all, at the time consent to the Work is requested (otherwise Tenant shall have the option) either
(a) be surrendered to Landlord with the Premises at the termination of the Lease or of Tenant's right to possession, or (b) be removed in accordance with Subsection 5E below; provided, however, that Landlord may make such election at the termination of the Lease with respect to Work that did not require Landlord's consent.

     E.  Removal at Termination.  Upon the termination of this Lease or Tenant's
         ----------------------
right of possession Tenant shall remove from the Project its trade fixtures, furniture, moveable equipment and other personal property, any Work which Landlord elects shall be removed by Tenant pursuant to Section 5D, and any improvements to any portion of the Project other than the Premises. If Tenant does not timely remove such property, then Tenant shall be conclusively presumed to have, at Landlord's election (i) conveyed such property to Landlord without compensation or (ii) abandoned such property, and Landlord may dispose of or store any part thereof in any manner at Tenant's sole cost, without waiving Landlord's right to claim from Tenant all expenses arising out of Tenant's failure to remove the property, and without liability to Tenant or any other person. Landlord shall have no duty to be a bailee of any such personal property. If Landlord elects abandonment, Tenant shall pay to Landlord, upon demand, any expenses incurred for disposition. Tenant expressly releases Landlord of and from any and all claims and liability for damage to or destruction or loss of property left by Tenant upon the Premises at the expiration or other termination of this Lease and, to the extent permitted by then applicable law, Tenant shall protect, indemnify, defend and hold Landlord harmless from and against any and all claims and liability with respect thereto.

     F.   Landlord's Work.  Landlord shall have the right at any time to change
          ---------------
the arrangement and location of all entrances, passageways, doors, doorways, corridors, stairs, toilets and other public parts of the Project and, upon giving Tenant reasonable notice thereof, to change any name, number or designation by which the Premises or the Project is commonly known, provided that Landlord reimburses Tenant for all reasonable costs of changing stationary, signs and other identification symbols at the Premises (such reimbursement to be conditioned upon Tenant's delivery to Landlord of evidence that Tenant has actually paid the same). Notwithstanding the foregoing, with the exception of those changes included as part of the Renovation Work, Landlord shall not have the right to make changes (as compared to maintenance, repair and replacements) which are solely of a cosmetic nature in any Building which is occupied solely by Tenant, and the costs and expenses for any such cosmetic changes shall be excluded from Operating Costs. Landlord shall to the extent commercially practicable perform any of the work described in this Section 5F in a manner which does not unreasonably interfere with Tenant's occupancy of the Premises.

     G.   Roof Installation. Landlord shall not unreasonably withhold its
          -----------------
consent to the installation by Tenant of a satellite dish and/or other communications equipment on the roof of 4330 Park Terrace Drive. Landlord's consent shall be based upon the size, weight, location, type, and placement of said satellite dish and/or other communications equipment, and the impact the same have on the Building and Building Systems. Should Landlord consent to such installation by Tenant, it shall permit Tenant, at Tenant's cost and expense, to utilize the telecommunications and wiring infrastructure presently in place within the Building and the Project. Should Landlord consent to any of the foregoing, Tenant shall undertake the same in (i) accordance with and subject to all of the provisions of this Lease, including, without limitation, those set forth above in this Section 5, and (ii) a manner such that Landlord will be able to use the wiring infrastructure itself and allow other tenants of the Project to do so.

     H.   Standby Generator.  Landlord hereby grants Tenant the right to utilize
          -----------------
the Caterpiller Generac 75KW Package Standby Generator (Type No. 50230-K36133D18CBNNC) which, as of the execution hereof, is located at the east end of 4330 Park Terrace Drive; provided, however, that Tenant shall prior to moving and/or using said generator submit to Landlord for its consent, which will not be unreasonably withheld, detailed plans concerning Tenant's proposed installation and/or modification and use of the generator. Landlord shall as part of the Initial Improvements described in the Tenant Improvement Agreement attached as Appendix C hereto cause said generator to be integrated into the electrical system for the Premises. Tenant shall have the sole responsibility for installing (if the generator is moved from its existing location), using, maintaining, and replacing said generator during the Term of the Lease, and shall on the expiration or earlier termination of the Term return the generator to Landlord in the same condition in which Tenant is required to return the Premises, reasonable wear and tear excepted. Landlord represents and warrants to Tenant that, to its current actual knowledge, the generator is in good working order.

     6.  USE OF PREMISES.  Tenant shall use the Premises only for general office
         ---------------
purposes and such other purposes expressly permitted in the Schedule. Tenant shall not allow any use of the Premises which will negatively affect the cost of coverage of Landlord's insurance on the Project. Tenant shall not allow any inflammable or explosive liquids or materials to be kept on the Premises. Tenant shall not allow any use of the Premises which would cause the value or utility of any part of the Premises to diminish or would interfere with any other Tenant or with the operation of the Project by Landlord. Tenant shall not cause or permit any nuisance or waste upon the Premises, or allow any offensive noise or odor in or around the Premises or in any way obstruct or interfere with the rights of other tenants or occupants of the Project.

     Tenant acknowledges that the Americans With Disabilities Act of 1990 (as amended and as supplemented by further laws from time to time, the "ADA") imposes certain requirements upon the owners, lessees and operators of commercial facilities and places of public accommodation, including, without limitation, prohibitions on discrimination against any individual on the basis of disability. Except as expressly provided in Section 7 below but otherwise notwithstanding any other provision of this Lease, Tenant shall, at Tenant's expense, (i) take all proper and necessary action to cause the Premises, any repairs, replacements, alterations and improvements thereto to be maintained, used and occupied in compliance with the ADA requirements, whether or not those requirements are based upon the Tenant's use of the Premises and, further, to otherwise assume all responsibility to ensure the Premises' continued compliance with all provisions of the ADA throughout the Term and (ii) make any alterations or modifications, with or without the Premises, to bring Tenant's use and occupancy of the Premises into compliance with the ADA as required hereunder. Except as expressly provided in Section 7 below but otherwise notwithstanding any other provision of this Lease, Tenant shall pay, as additional rent, its proportional share of expenses incurred by Landlord in bringing common areas of the Project into compliance with provisions of the ADA. The Premises shall not be used as a "place of public accommodation" under the ADA or similar laws, regulations, statutes and/or ordinances; provided, that if any governmental authority shall deem the Premises to be a "place of public accommodation" as a result of Tenant's use, Tenant shall either modify its use to cause such authority to rescind its designation or be responsible for any alterations, structural or otherwise, required to be made to the Project or the Premises under such laws.

     7.  GOVERNMENTAL REQUIREMENTS AND PROJECT RULES.  Except as otherwise
         -------------------------------------------
provided in this Section 7, Tenant shall comply with all Governmental Requirements applying to Tenant's particular use of the Premises (as opposed to general office use), regardless of the cost associated with such compliance or the time remaining on the term. Tenant shall also comply with all reasonable rules established for the Project, including, without limitation, the parking area, from time to time by Landlord. The present rules and regulations are contained in Appendix B. Failure by another tenant to comply with the rules or failure by Landlord to enforce them shall not relieve Tenant of its obligation to comply with the rules or make Landlord responsible to Tenant in any way. Landlord shall use reasonable efforts to apply the rules and regulations uniformly with respect to Tenant and tenants in the Building, but its failure to do so shall not constitute a default under this Lease. In the event of alterations and repairs performed by Tenant, Tenant shall comply with the provisions of Section 5 of this Lease and also with any reasonable rules and regulations for construction projects adopted by Landlord from time to time. Notwithstanding the foregoing, Tenant shall not be responsible for causing the Building and the Project (including, without limitation, fire and life safety systems, elevators, entrances, exists, and the like), as the same exist on the Commencement Date, to comply with Governmental Requirements (including, without limitation, the ADA) in effect as of the Commencement Date; provided, however, that Tenant will be responsible for any such compliance costs which result from Tenant's specific use of the Premises (as opposed to general office use) and/or from Tenant's Work, other than Initial Improvements constructed by or on behalf of Landlord pursuant to Exhibit "C" to this Lease. The costs and expenses incurred by Landlord in complying with its express obligations under this
Section 7 shall not be included in Operating Costs.

     8.  WAIVER OF CLAIMS; INDEMNIFICATION; INSURANCE.
         --------------------------------------------

     A.  Waiver of Claims.  To the extent permitted by law, Tenant waives any
         ----------------
claims it may have against Landlord or its officers, directors, employees or agents for business interruption or damage to property sustained by Tenant as the result of any act or omission of Landlord.

     To the extent permitted by law, Landlord waives any claims it may have against Tenant or its officers, directors, employees or agents for loss of rents or damage to property sustained by Landlord as the result of any act or omission of Tenant, but only to the extent that Landlord is actually reimbursed for such loss of rents or damage by insurance.

     B.  Indemnification.  Tenant shall indemnify, defend and hold harmless
         ---------------
Landlord and its officers, directors, employees and agents against any claim by any third party for injury to any person or damage to or loss of any property occurring in the Project and arising from any act or omission or negligence of Tenant or any of Tenant's employees, agents or invitees. Tenant's obligations under this Section shall survive the termination of this Lease.

     Landlord shall indemnify, defend and hold harmless Tenant and its officers, directors, employees and agents against any claim by any third party for injury to any person or damage to or loss of any property occurring in the Project and arising from any grossly negligent act or willful misconduct of Landlord or any of Landlord's employees or agents. Landlord's obligations under this Section shall survive the termination of this Lease.


     C.  Tenant's Insurance.  Tenant shall maintain insurance as follows, with
         ------------------
such other terms, coverages and insurers, as Landlord shall reasonably require from time to time:

          (1) Commercial General Liability Insurance, with (a) Contractual Liability including the indemnification provisions contained in this Lease,
     (b) a severability of interest endorsement, (c) limits of not less than Two Million Dollars ($2,000,000) combined single limit per occurrence and not less than Two Million Dollars ($2,000,000) in the aggregate for bodily injury, sickness or death, and property damage, and umbrella coverage of not less than Five Million Dollars ($5,000,000).

          (2) Property Insurance against "All Risks" of physical loss covering the replacement cost of all of Tenant's Work, other improvements, fixtures and personal property. Tenant waives all rights of subrogation, and Tenant's property insurance shall include a waiver of subrogation in favor of Landlord.

          (3) Workers' compensation or similar insurance in form and amounts required by law, and Employer's Liability with not less than the following limits:

                    Each Accident               $500,000
                    Disease--Policy Limit       $500,000
                    Disease--Each Employee      $500,000

          (4) Business Interruption coverage for a period of one (1) year.

          Such insurance shall contain a waiver of subrogation provision in favor of Landlord and its agents.

     Tenant's insurance shall be primary and not contributory to that carried by Landlord, its agents, or mortgagee. Landlord, and if any, Landlord's building manager or agent and ground lessor shall be named as additional insureds as respects to insurance required of the Tenant in Section 8C(1). The company or companies writing any insurance which Tenant is required to maintain under this Lease, as well as the form of such insurance, shall at all times be subject to Landlord's approval, and any such company shall be licensed to do business in the state in which the Project is located. Such insurance companies shall have a A.M. Best rating of A VI or better.

     Tenant shall cause any contractor of Tenant performing work on the Premises to maintain insurance as follows, with such other terms, coverages and insurers, as Landlord shall reasonably require from time to time:

          (1) Commercial General Liability Insurance, including contractor's liability coverage, contractual liability coverage, completed operations coverage, broad form property damage endorsement, and contractor's protective liability coverage, to afford protection with limits, for each occurrence, of not less than One Million Dollars ($1,000,000) with respect to personal injury, death or property damage.

          (2) Workers' compensation or similar insurance in form and amounts required by law, and Employer's Liability with not less than the following limits:

                    Each Accident               $500,000
                    Disease--Policy Limit       $500,000
                    Disease--Each Employee      $500,000

          Such insurance shall contain a waiver of subrogation provision in favor of Landlord and its agents.

     Tenant's contractor's insurance shall be primary and not contributory to that carried by Tenant, Landlord, their agents or mortgagees. Tenant and Landlord, and if any, Landlord's building manager or agent, mortgagee or ground lessor shall be named as additional insured on Tenant's contractor's insurance policies.

     D.  Insurance Certificates.  Tenant shall deliver to Landlord certificates
         ----------------------
evidencing all required insurance no later than five (5) days prior to the Commencement Date and each renewal date. Each certificate will provide for thirty (30) days prior written notice of cancellation or modification to Landlord and Tenant.

     E.  Landlord's Insurance.  Landlord shall maintain "All-Risk" property
         --------------------
insurance at replacement cost, including loss of rents, on the Building, and Commercial General Liability insurance policies covering the common areas of the Project, each with such terms, coverages and conditions as are normally carried by reasonably prudent owners of properties similar to the Project. The company(ies) issuing such insurance shall be licensed to do business in the state in which the Project is located and shall have a A.M. Best rating of A VI or better. With respect to property insurance, Landlord and Tenant mutually waive all rights of subrogation, and the respective "All-Risk" coverage property insurance policies carried by Landlord and Tenant shall contain enforceable waiver of subrogation endorsements.

     9.  FIRE AND OTHER CASUALTY.
         -----------------------

     A.  Termination.  If a fire or other casualty causes substantial damage to
         -----------
the Building or the Premises, Landlord shall engage a registered architect to certify within one (1) month of the casualty to both Landlord and Tenant the amount of time needed to restore the Building and the Premises to tenantability, using standard working methods. If the architect estimates that the time needed will exceed twelve (12) months from the beginning of the restoration, or two (2) months therefrom if the restoration would begin during the last twelve (12) months of the Lease, then in the case of the Premises, either Landlord or Tenant may terminate this Lease, and in the case of the Building, Landlord may terminate this Lease, by notice to the other party within thirty (30) business days after the notifying party's receipt of the architect's certificate. The termination shall be effective thirty (30) days from the date of the notice and Rent shall be paid by Tenant to that date, with an abatement for any portion of the space which has been untenantable after the casualty.

     B.  Restoration.  If a casualty causes damage to the Building or the
         -----------
Premises but this Lease is not terminated for any reason, then subject to the rights of any mortgagees or ground lessors, Landlord shall obtain the applicable insurance proceeds and promptly and diligently restore the Building and the Premises subject to current Governmental Requirements. Tenant shall replace its damaged improvements, personal property and fixtures. Rent shall be abated on a per diem basis during the restoration for any portion of the Premises which is untenantable, except to the extent that Tenant's negligence caused the casualty. In addition, if the actual time needed to substantially complete the restoration exceeds twenty-one (21) months from the beginning of the restoration, then in the case of the Premises, either Landlord or Tenant may terminate this Lease, and in the case of the Building, Landlord may terminate this Lease, by notice to the other party within ten (10) days following the last day of the twenty-first
(21st) month. The termination shall be effective thirty (30) days from the date of the notice and Rent shall be paid by Tenant to that date, with an abatement for any portion of the space which has been untenantable after the casualty

     10.  EMINENT DOMAIN.  If a part of the Project is taken by eminent domain
          --------------
or deed in lieu thereof which is so substantial that the Premises cannot reasonably be used by Tenant for the operation of its business, then either party may terminate this Lease effective as of the date of the taking by giving written notice to the other within sixty (60) days of the taking. If any substantial portion of the Project is taken without affecting the Premises, then Landlord may terminate this Lease as of the date of such taking by giving written notice to Tenant within sixty (60) days of the taking. Rent shall abate from the date of the taking in proportion to any part of the Premises taken. The entire award for a taking of any kind shall be paid to Landlord, and Tenant shall have no right to share in the award. All obligations accrued to the date of the taking shall be performed by each party.

     11.  RIGHTS RESERVED TO LANDLORD.
          ---------------------------

     Landlord may exercise at any time any of the following rights respecting the operation of the Project without liability to the Tenant of any kind:

     A.  Name.  To change the name or street address of the Building or the
         ----
suite number(s) of the Premises; provided that Landlord reimburses Tenant for all reasonable costs of changing stationary, signs and other identification symbols at the Premises (such reimbursement to be conditioned upon Tenant's delivery to Landlord of evidence that Tenant has actually paid the same).

     B.  Signs.  Subject to Section 33 below, to install, remove and maintain
         -----
any signs on the exterior and in the interior of the Building, and to approve at its sole discretion, prior to installation, any of Tenant's signs in the Premises visible from the common areas or the exterior of the Building.

     C.  Window Treatments.  To approve, at its discretion, prior to
         -----------------
installation, any shades, blinds, ventilators or window treatments of any kind, as well as any lighting within the Premises that may be visible from the exterior of the Building or any interior common area.

     D.  Keys.  To retain and use at any time passkeys to enter the Premises or
         ----
any door within the Premises. Tenant shall not alter or add any lock or bolt without (i) Landlord's prior written consent, which will not be unreasonably withheld, and (ii) concurrently providing Landlord with the key or combination to any such lock or bolt. Although Tenant shall provide Landlord with the key or combination to its computer room and any other areas designated by Tenant to Landlord as "secure areas", Landlord shall not enter such areas except in emergency circumstances or otherwise only after reasonable notice to Tenant and as reasonably necessary to ensure compliance by Tenant with its obligations under this Lease .

     E.  Access.  After reasonable notice to Tenant (but in no event shall more
         ------
than one (1) business day's notice be required), to have access to inspect the Premises, and to perform its obligations, or make repairs, alterations, additions or improvements, as permitted by this Lease.

     F.  Preparation for Reoccupancy.  To decorate, remodel, repair, alter or
         ---------------------------
otherwise prepare the Premises for reoccupancy at any time after Tenant abandons the Premises, without relieving Tenant of any obligation to pay Rent.

     G.  Heavy Articles.  To approve the weight, size, placement and time and
         --------------
manner of movement within the Building of any safe, central filing system or other heavy article of Tenant's property. Tenant shall move its property entirely at its own risk.

     H.  Show Premises.  To show the Premises to prospective purchasers, tenants
         -------------
(during the last twelve (12) months of the Term), brokers, lenders, investors, rating agencies or others at any reasonable time, provided that Landlord gives prior notice to Tenant and does not materially interfere with Tenant's use of the Premises.

     I.  Intentionally Omitted.
         ---------------------

     J.  Use of Lockbox.  To designate a lockbox collection agent for
         --------------
collections of amounts due Landlord. In that case, the date of payment of Rent or other sums shall be the date of the agent's receipt of such payment or the date of actual collection if payment is made in the form of a negotiable instrument thereafter dishonored upon presentment. However, if Tenant is in default under this Lease at the time a payment is received by Landlord's collection agent, Landlord may reject such payment for all purposes as of the date of receipt or actual collection by mailing to Tenant within 21 days after such receipt or collection a check equal to the amount sent by Tenant.

     K.  Repairs and Alterations.  To make repairs or alterations to the Project
         ------------------------
and in doing so transpo rt any required material through the Premises, to close entrances, doors, corridors, elevators and other facilities in the Project, to open any ceiling in the Premises, or to temporarily suspend services or use of common areas in the Project. Landlord may perform any such repairs or alterations during ordinary business hours, except that Tenant may require any Work in the Premises to be done after business hours if Tenant pays Landlord for overtime and any other expenses incurred. Landlord may do or permit any work on any nearby building, land, street, alley or way. Landlord shall only exercise the foregoing rights after reasonable notice to Tenant and shall use commercially practicable efforts to perform such repairs and alterations in a manner which does not unreasonably interfere with Tenant's use and occupancy of the Premises. Notwithstanding the foregoing, not more than one (1) day's notice by Landlord shall be required an no notice shall be required in emergency circumstances.

     L.  Landlord's Agents.  If Tenant is in default under this Lease,
         -----------------
possession of Tenant's funds or negotiation of Tenant's negotiable instrument by any of Landlord's agents shall not waive any breach by Tenant or any remedies of Landlord under this Lease.

     M.  Building Services.  To install, use and maintain through the Premises,
         -----------------
pipes, conduits, wires and ducts serving the Building, provided that such installation, use and maintenance does not unreasonably interfere with Tenant's use of the Premises.

     N.  Other Actions.  To take any other action which Landlord deems
         -------------
reasonable in connection with the operation, maintenance or preservation of the Project.

     12.  TENANT'S DEFAULT.
          ----------------

     Any of the following shall constitute a default by Tenant:

     A.  Rent Default.  Tenant fails to pay any regularly scheduled payment of
         -------------
Rent when due or any other payment of Rent within three (3) days after the Landlord's delivery of a written demand for such payment (provided, however, that any such notice shall be in lieu of, and not in addition to, any notice required under Section 1161 et seq. of the California Code of Civil Procedure);

     B.  Assignment/Sublease or Hazardous Substances Default.  Tenant defaults
         ----------------------------------------------------
in its
obligations under Section 17 Assignment and Sublease or Section 28
Hazardous Substances;

     C.  Other Performance Default.  Tenant fails to perform any other
         --------------------------
obligation to Landlord under this Lease, and this failure continues for ten (10) days after written notice from Landlord (provided, however, that any such notice shall be in lieu of, and not in addition to, any notice required under Section 1161 et seq. of the California Code of Civil Procedure), except that if Tenant begins to cure its failure within the ten (10) day period but cannot reasonably complete its cure within such period, then, so long as Tenant continues to diligently attempt to cure its failure, the ten (10) day period shall be extended to ninety (90) days, or such lesser period as is reasonably necessary to complete the cure;

     D.  Credit Default.  One of the following credit defaults occurs:
         ---------------

          (1) Tenant commences any proceeding under any law relating to bankruptcy, insolvency, reorganization or relief of debts, or seeks appointment of a receiver, trustee, custodian or other similar official for the Tenant or for any substantial part of its property, or any such proceeding is commenced against Tenant and either remains undismissed for a period of ninety (90) days or results in the entry of an order for relief against Tenant which is not fully stayed within seven (7) days after entry;

          (2) Tenant becomes insolvent or bankrupt, does not generally pay its debts as they become due, or admits in writing its inability to pay its debts, or makes a general assignment for the benefit of creditors;

          (3) Any third party obtains a levy or attachment under process of law against Tenant's leasehold interest.

     E.  Vacation or Abandonment Default.  Tenant vacates or abandons the
         -------------------------------
Premises; provided, however, that Tenant shall not be in Default hereunder if
(i) such vacation or abandonment occurs more than twenty-four (24) months after the Commencement Date and (ii) Tenant delivers to Landlord prior to vacating or abandoning the Premises written notice to of its intent not to abandon.

     F.  Other Leases.  A breach or default (after the expiration of any
         ------------
applicable notice or cure period) by Tenant under any other lease or agreement by which Tenant occupies any other space at the Project.

     13. LANDLORD REMEDIES.
         -----------------

     A.  Termination of Lease or Possession.  If Tenant defaults, Landlord
         ----------------------------------
may elect by notice to Tenant either to terminate this Lease or to terminate Tenant's possession of the Premises without terminating this Lease. In either case, Tenant shall immediately vacate the Premises and deliver possession to Landlord, and Landlord may repossess the Premises and may, at Tenant's sole cost, remove any of Tenant's signs and any of its other property, without relinquishing its right to receive Rent or any other right against Tenant. Without limiting the generality of the foregoing, upon the termination of this Lease or the termination of Tenant's right of possession, it shall be lawful for the Landlord, without formal demand or notice of any kind, to re-enter the Premises by summary dispossession proceedings or any other action or proceeding authorized by law and to remove Tenant and all persons and property therefrom.

     B.  Lease Termination Damages.  Except as otherwise provided in Section
         -------------------------
13C, if Tenant abandons the Premises prior to the end of the term hereof, or if Tenant's right to possession is terminated by Landlord because of a default by Tenant under this Lease, this Lease shall terminate. Upon such termination, Landlord may recover from Tenant the following, as provided in Section 1951.2 of the California Civil Code: (i) the worth at the time of award of the unpaid Rent and other charges under this Lease that had been earned at the time of termination; (ii) the worth at the time of award of the amount by which the unpaid Rent and other charges under this Lease which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; (iii) the worth at the time of award of the amount by which the unpaid Rent and other charges under this Lease for the balance of the term of this Lease after the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; and (iv) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or that in the ordinary course of things would be likely to result therefrom. As used herein, the following terms are defined: (a) The "worth at the time of award" of the amounts referred to in Sections (i) and
(ii) is computed by allowing interest at the lesser of (I) the Prime Rate published by the Wall Street Journal from time to time plus five percent (5%) or
(ii) the maximum lawful rate. The "worth at the time of award" of the amount referred to in Section (iii) is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus 1%.

     C.  Continuation of Lease.  Even if Tenant has abandoned the Premises,
         ---------------------
this Lease shall continue in effect for so long as Landlord does not terminate Tenant's right to possession, and Landlord may enforce all its rights and remedies under this Lease, including the right to recover rent as it becomes due. This remedy is intended to be the remedy described in California Civil Code
Section 1951.4, and the following provision from such Civil Code Section is hereby repeated: "The Lessor has the remedy described in California Civil Code
Section 1951.4 (lessor may continue lease in effect after lessee's breach and abandonment and recover rent as it becomes due, if lessee has right to sublet or assign, subject only to reasonable limitations)." Any such payments due Landlord shall be made upon demand therefor from time to time and Tenant agrees that Landlord may file suit to recover any sums falling due from time to time. Notwithstanding any such reletting without termination, Landlord may at any time thereafter elect in writing to terminate this Lease for such previous breach.

     D.  Possession Termination Damages.  If Landlord terminates Tenant's
         ------------------------------
right to possession without terminating the Lease and Landlord takes possession of the Premises itself, Landlord may relet any part of the Premises for such Rent, for such time, and upon such terms as Landlord in its sole discretion shall determine, without any obligation to do so prior to renting other vacant areas in the Building. Any proceeds from reletting the Premises shall first be applied to the reasonable expenses of reletting, including redecoration, repair, alteration, advertising, brokerage, legal, and other reasonably necessary expenses. If the reletting proceeds after payment of expenses are insufficient to pay the full amount of Rent under this Lease, Tenant shall pay such deficiency to Landlord monthly upon demand as it becomes due. Any excess proceeds shall be retained by Landlord.

     E.  Landlord's Remedies Cumulative.  All of Landlord's remedies under
         ------------------------------
this Lease shall be in addition to all other remedies Landlord may have at law or in equity. Waiver by Landlord of any breach of any obligation by Tenant shall be effective only if it is in writing, and shall not be deemed a waiver of any other breach, or any subsequent breach of the same obligation. Landlord's acceptance of payment by Tenant shall not constitute a waiver of any breach by Tenant, and if the acceptance occurs after Landlord's notice to Tenant, or termination of the Lease or of Tenant's right to possession, the acceptance shall not affect such notice or termination. Acceptance of payment by Landlord after commencement of a legal proceeding or final judgment shall not affect such proceeding or judgment. Landlord may advance such moneys and take such other actions for Tenant's account as reasonably may be required to cure or mitigate any default by Tenant. Tenant shall immediately reimburse Landlord for any such advance, and such sums shall bear interest at the default interest rate until paid.

     F.  WAIVER OF TRIAL BY JURY.  EACH PARTY WAIVES TRIAL BY JURY IN THE
         ------------------------
EVENT OF ANY LEGAL PROCEEDING BROUGHT BY THE OTHER IN CONNECTION WITH THIS LEASE. EXCEPT TO THE EXTENT PROVIDED IN SECTION 35 BELOW, EACH PARTY SHALL BRING ANY ACTION AGAINST THE OTHER IN CONNECTION WITH THIS LEASE IN A FEDERAL OR STATE COURT LOCATED IN CALIFORNIA, CONSENTS TO THE JURISDICTION OF SUCH COURTS, AND WAIVES ANY RIGHT TO HAVE ANY PROCEEDING TRANSFERRED FROM SUCH COURTS ON THE GROUND OF IMPROPER VENUE OR INCONVENIENT FORUM.

     G.  Litigation Costs.  In the event of any dispute between Landlord or
         ----------------
Tenant, whether or not suit is filed, or if either Landlord or Tenant shall institute any action or proceeding against the other party relating to this Lease or Tenant's occupancy of the Premises, the non-prevailing party in such action or proceeding shall reimburse the prevailing party for its disbursements incurred in connection therewith and for its reasonable attorneys' fees, whether or not such action or proceeding is pursued to judgment. In addition to the foregoing award of attorneys' fees to the prevailing party, the prevailing party in any action or proceeding on this Lease or otherwise relating to Tenant's occupancy of the Premises shall be entitled to its attorneys' fees incurred in any post-judgment proceedings to collect or enforce any such judgment. This provision is separate and several and shall survive (i) the expiration or earlier termination of this Lease and (ii) the merger of this Lease into any judgment on this Lease.

     14.  SURRENDER.  Upon termination of this Lease or Tenant's right to
          ----------
possession, Tenant shall return the Premises to Landlord in good order and condition, ordinary wear and casualty damage excepted. If Landlord requires Tenant to remove any alterations in accordance with the terms of this Lease, then Tenant shall remove the alterations in a good and workmanlike manner and restore the Premises to its condition prior to their installation.

     15.  HOLDOVER.  If Tenant retains possession of any part of the Premises
          --------
after the Term, Tenant shall become a month-to-month tenant for the entire Premises upon all of the terms of this Lease as might be applicable to such month-to-month tenancy, except that Tenant shall pay Base Rent at one hundred and fifty percent (150%) the rate in effect immediately prior to such holdover, computed on a monthly basis for each full or partial month Tenant remains in possession. Tenant shall also pay Landlord all of Landlord's direct and consequential damages. No acceptance of Rent or other payments by Landlord under these holdover provisions shall operate as a waiver of Landlord's right to regain possession or any other of Landlord's remedies.

     16.  SUBORDINATION TO GROUND LEASES AND MORTGAGES.
          --------------------------------------------

     A.  Subordination.  This Lease shall be subordinate to any present or
         -------------
future ground lease or mortgage respecting the Project, and any amendments to such ground lease or mortgage, at the election of the ground lessor or mortgagee as the case may be, effected by notice to Tenant in the manner provided in this Lease. The subordination shall be effective upon such notice, but at the request of Landlord or ground lessor or mortgagee, Tenant shall within ten (10) days of the request, execute and deliver to the requesting party any reasonable documents provided to evidence the subordination. With respect to ground leases and mortgages entered into after the date hereof, Tenant's obligation to subordinate this Lease shall be subject to receiving assurance (a "Non-Disturbance Agreement") from the mortgagee or ground lessor (in a form acceptable to said mortgagee or ground lessor in its sole discretion) that Tenant's possession and this Lease, including any options to extend the term hereof, will not be disturbed so long as Lessee is not in Default hereof and attorns to the record owner of the Premises as provided herein. Lessor shall also cause its existing mortgagee or ground lessor to deliver a Non-Disturbance Agreement to Tenant (in a form acceptable to said mortgagee or ground lessor in its sole discretion), and Landlord's failure to do so prior to the Commencement Date shall permit Tenant to cancel this Lease, but give rise to no other damages or obligations. Tenant shall exercise its right to cancel this Lease under the preceding sentence, if at all, by written notice delivered to Landlord within five (5) business days following the Commencement Date.

     B.  Termination of Ground Lease or Foreclosure of Mortgage.  If any
         ------------------------------------------------------
ground lease is terminated or mortgage foreclosed or deed in lieu of foreclosure given and the ground lessor, mortgagee, or purchaser at a foreclosure sale shall thereby become the owner of the Project, Tenant shall attorn to such ground lessor or mortgagee or purchaser whose interests are superior to Tenant's interests under this Lease without any deduction or setoff by Tenant, and this Lease shall continue in effect as a direct lease between Tenant and such ground lessor, mortgagee or purchaser. The ground lessor or mortgagee or purchaser shall be liable as Landlord only during the time such ground lessor or mortgagee or purchaser is the owner of the Project. At the request of Landlord, or any ground lessor or mortgagee who has provided Tenant with a Non-Disturbance Agreement, Tenant shall execute and deliver within ten (10) days of the request any document furnished by the requesting party to evidence Tenant's agreement to attorn .

     C.  Security Deposit.  Any ground lessor or mortgagee shall be responsible
         ----------------
for the return of any security deposit by Tenant only to the extent the security deposit is received by such ground lessor or mortgagee.

     D.  Notice and Right to Cure.  The Project is subject to any ground lease
         ------------------------
and mortgage identified with name and address of ground lessor or mortgagee in Appendix D to this Lease (as the same may be amended from time to time by written notice to Tenant). Tenant agrees to send by registered or certified mail to any ground lessor or mortgagee identified either in such Appendix or in any later notice from Landlord to Tenant a copy of any notice of default sent by Tenant to Landlord. If Landlord fails to cure such default within the required time period under this Lease, but ground lessor or mortgagee begins to cure within ten (10) days after such period and proceeds diligently to complete such cure, then ground lessor or mortgagee shall have such additional time as is necessary to complete such cure, including any time necessary to obtain possession if possession is necessary to cure, and Tenant shall not begin to enforce its remedies so long as the cure is being diligently pursued.

     E.  Definitions.  As used in this Section 16, "mortgage" shall include
         -----------
"trust deed" and "mortgagee" shall include "trustee", "mortgagee" shall include the mortgagee of any ground lessee, and "ground lessor", "mortgagee", and "purchaser at a foreclosure sale" shall include, in each case, all of its successors and assigns, however remote.

     17. ASSIGNMENT AND SUBLEASE.
         -----------------------
     A.  In General.  Tenant shall not, without the prior consent of Landlord
         ----------
in each case, (i) make or allow any assignment or transfer, by operation of law or otherwise, of any part of Tenant's interest in this Lease, (ii) grant or allow any lien or encumbrance, by operation of law or otherwise, upon any part of Tenant's interest in this Lease, (iii) sublet any part of the Premises, or
(iv) permit anyone other than Tenant and its employees to occupy any part of the Premises. Tenant shall remain primarily liable for all of its obligations under this Lease, notwithstanding any assignment or transfer. Notwithstanding the foregoing, if Tenant assigns its interest in this Lease, Landlord may, in its sole discretion, elect to release Tenant from any obligations arising after the effective date of such assignment if Landlord, in its sole discretion, determines that the proposed assignee meets or exceeds Tenant's financial standing as of the date this Lease is executed (after giving effect to increases in the Consumer Price Index of the Bureau of Labor Statistics of the United States Department of Labor for Urban Consumers Los Angeles-Anaheim-Riverside, California (1982-1984 =
100)). No consent granted by Landlord shall be deemed to be a consent to any subsequent assignment or transfer, lien or encumbrance, sublease or occupancy. Tenant shall pay all of Landlord's reasonable attorneys' fees and other expenses incurred in connection with any consent requested by Tenant or in reviewing any proposed assignment or subletting. Any assignment or transfer, grant of lien or encumbrance, or sublease or occupancy without Landlord's prior written consent shall be void. No subtenant may exercise (nor may Tenant exercise for the sole benefit of a subtenant or otherwise for a subtenant who is in possession of the entire Premises) any right to renew this Lease, extend the Term or to lease additional space in the Project. Notwithstanding the foregoing, Tenant may without Landlord's consent assign all or sublet some or all of the Premises to any person or entity that controls or is controlled by, or is under common control with, Tenant; provided that Tenant notifies Landlord of the proposed assignment or subletting at least twenty (20) days before the scheduled effective date thereof, which notice shall include the information described in
Section 17C below. Tenant shall also have the one (1) time right to assign without Landlord's consent its entire interest in this Lease to a purchaser of all or substantially all of Tenant's assets; provided that (i) Tenant notifies Landlord of the proposed assignment at sixty (60) days before the scheduled effective date thereof, which notice shall include the information described in
Section 17C below, (ii) such purchaser assumes all of Tenant's obligations under this Lease, and (iii) Tenant's purchaser's Dun and Bradstreet rating denotes (x) a tangible net worth of fifty million dollars ($50,000,000.00)(increased to reflect increases from the date of this Lease in the Consumer Price Index of the Bureau of Labor Statistics of the United States Department of Labor for Urban Consumers Los Angeles-Anaheim-Riverside, California (1982-1984 = 100)) or more and (y) a qualitative rating of A-2.

     B.  Landlord's Consent.  Landlord will not unreasonably withhold its
         ------------------
consent to any proposed assignment or subletting. It shall be reasonable for Landlord to withhold its consent to any assignment or sublease if (i) Tenant is in material default under this Lease, (ii) the proposed assignee or sublessee is a tenant or subtenant in the Project or an affiliate of such a tenant or a party that Landlord has identified as a prospective tenant in the Project, (iii) the financial responsibility, nature of business, and character of the proposed assignee or subtenant are not all reasonably satisfactory to Landlord, (iv) in the reasonable judgment of Landlord the purpose for which the assignee or subtenant intends to use the Premises (or a portion thereof) is not in keeping with Landlord's standards for the Building or are in violation of the terms of this Lease or any other leases in the Project, (v) the proposed assignee or subtenant is a government entity, (vi) the proposed assignment (but not sublease) is for less than the entire Premises or for less than the remaining Term of the Lease, or (vii) would entail any alterations which would lessen the value of the leasehold improvements in the Premises, would result in more than a reasonable number of occupants per floor, or would require increased services by Landlord. The foregoing shall not exclude any other reasonable basis for Landlord to withhold its consent.

     C.  Procedure.  Tenant shall notify Landlord of any proposed assignment
         ---------
or sublease at least thirty (30) days prior to its proposed effective date, whether or not Landlord's consent is required hereunder. The notice shall include the name and address of the proposed assignee or subtenant and sufficient information to permit Landlord to determine the financial responsibility and character of the proposed assignee or subtenant. Landlord shall grant or withhold its consent based upon the information delivered under the preceding sentence, but Tenant shall as soon as reasonably available deliver an execution copy of the proposed assignment or sublease agreement to Landlord for its approval, which shall not be unreasonably withheld or delayed. As a condition to any effective assignment of this Lease, the assignee shall execute and deliver in form satisfactory to Landlord at least fifteen (15) days prior to the effective date of the assignment, an assumption of all of the obligations of Tenant under this Lease arising or accruing after the earlier of (i) the effective date of such assignment or subletting or (ii) such earlier date that the subject assignee or subtenant commences possession of all or a portion of the Premises. As a condition to any effective sublease, subtenant shall execute and deliver in form satisfactory to Landlord at least fifteen (15) days prior to the effective date of the sublease, an agreement to comply with all of Tenant's obligations under this Lease, and at Landlord's option, an agreement (except for the economic obligations which subtenant will undertake directly to Tenant) to attorn to Landlord under the terms of the sublease in the event this Lease terminates before the sublease expires. Landlord shall be deemed to have consented to Tenant's request if Landlord fails to deliver written notice of disapproval to Tenant's within ten (10) business days following Landlord's receipt of such request if (and only if) Tenant's request included (i) all of the information required under this Section 17C and (ii) the following statement in bold capital 12 point letters: "PURSUANT TO SECTION 17C OF THE LEASE, LANDLORD'S SHALL BE DEEMED TO HAVE CONSENTED TO THE ASSIGNMENT OR SUBLETTING REQUESTED HEREIN IF LANDLORD FAILS TO DELIVER WRITTEN NOTICE OF DISAPPROVAL TO TENANT WITHIN TEN (10) BUSINESS DAYS FOLLOWING LANDLORD'S RECEIPT OF THIS REQUEST."

     D.  Change of Management or Ownership.  Any transfer of the direct or
         ---------------------------------
indirect power to affect the management or policies of Tenant or direct or indirect change in 25% or more in the aggregate of the ownership interest in Tenant shall constitute an assignment of this Lease, but such assignment shall not require Landlord's consent if Tenant, after giving effect to such assignment, Tenant's Dun and Bradstreet rating denotes (i) a tangible net worth of fifty million dollars ($50,000,000.00)(increased to reflect increases from the date of this Lease in the Consumer Price Index of the Bureau of Labor Statistics of the United States Department of Labor for Urban Consumers Los Angeles-Anaheim-Riverside, California (1982-1984 = 100)) or more and (ii) a qualitative rating of A-2.

     E.  Excess Payments.  In the case of an assignment, one-half of any sums
         ---------------
or other economic
consideration received by Tenant as a result of such assignment shall be paid to Landlord after first deducting (i) the unamortized cost of reasonable leasehold improvements paid for by Tenant, (ii) the reasonable cost of preparing the Premises for possession by the assignee, (iii) any reasonable real estate commissions incurred by Tenant in connection with such assignment and (iv) reasonable attorneys' fees incurred and paid by Tenant in connection with such assignment (excluding those payable to Landlord in order to obtain Landlord's consent) . In the case of a subletting, one-half of any sums or economic consideration received by Tenant as a result of such subletting shall be paid to Landlord after first deducting (i) the rental due hereunder, prorated to reflect only rental allocable to the sublet portion of the Premises, (ii) any reasonable real estate commissions incurred by Tenant in connection with such sublease amortized over the term of the sublease and (iii) reasonable attorneys' fees incurred and paid by Tenant in connection with such sublease (excluding those payable to Landlord in order to obtain Landlord's consent), and (iv) the reasonable cost of leasehold improvements made to the sublet portion of the Premises at Tenant's cost, amortized over the term of this Lease except for leasehold improvements made for the specific benefit of the subtenant, which shall be amortized over the term of the sublease.

     F.   Recapture.  If Tenant requests Landlord's consent to an assignment
          ---------
or sublease of thirty thousand (30,000) or more rentable square feet of the Premises (or seeks to accomplish the same without Landlord's consent in violation of this Lease), Landlord may, by giving written notice to Tenant within thirty (30) days after receipt of Tenant's notice of assignment or subletting or other discovery of such sublease or assignment, terminate this Lease with respect to the space described in Tenant's notice, as of the effective date of the proposed assignment or sublease and all obligations under this Lease as to such space shall expire except as to any obligations that expressly survive any termination of this Lease.

     18.  CONVEYANCE BY LANDLORD.  If Landlord shall at any time transfer its
          ----------------------
interest in the Project or this Lease, Landlord shall be released of any obligations occurring after such transfer, and Tenant shall look solely to Landlord's successors for performance of such obligations, except that (i) Corporate Spectrum, LLC, a California limited liability company, shall not be released from its obligations to complete construction of the Initial Improvements (in accordance with Appendix C) and the Renovation Work if the same
                                 ----------
are not substantially completed before the subject transfer and (ii) Landlord shall not be released from the obligation to return to Tenant any security deposit not delivered to its transferee. Subject to the provisions of Section 16, this Lease shall not be affected by any such transfer.

     19.  ESTOPPEL CERTIFICATE.  Each party shall, within ten (10) business
          --------------------
days of receiving a request from the other party, execute, acknowledge in recordable form, and deliver to the other party or its designee a certificate stating, subject to a specific statement of any applicable exceptions, that the Lease as amended to date is in full force and effect, that the Tenant is paying Rent and other charges on a current basis, and that to the best of the knowledge of the certifying party, the other party has committed no uncured defaults and has no offsets or claims. The certifying party may also be required to state the date of commencement of payment of Rent, the Commencement Date, the Termination Date, the Base Rent, the current Operating

Cost Share Rent and Tax Share Rent estimates, the status of any improvements required to be completed by Landlord, the amount of any security deposit, and such other matters as may be reasonably requested. Failure to deliver such statement within the time required shall be conclusive evidence against the non-certifying party that this Lease, with any amendments identified by the requesting party, is in full force and effect, that there are no uncured defaults by the requesting party, that not more than one month's Rent has been paid in advance, that the non-certifying party has not paid any security deposit, and that the non-certifying party has no claims or offsets against the requesting party.

     20.  SECURITY DEPOSIT.  Tenant shall deposit with Landlord concurrently
          ----------------
with its execution of this Lease, security for the performance of all of its obligations in the amount set forth on the Schedule. If Tenant defaults under this Lease, Landlord may use any part of the Security Deposit to make any defaulted payment, to pay for Landlord's cure of any defaulted obligation, or to compensate Landlord for any loss or damage resulting from any default. To the extent any portion of the deposit is used, Tenant shall within ten (10) days after demand from Landlord restore the deposit to its full amount. Landlord may keep the Security Deposit in its general funds and shall not except as provided below be required to pay interest to Tenant on the deposit amount. If Tenant shall perform all of its obligations under this Lease and return the Premises to Landlord at the end of the Term, Landlord shall return all of the remaining Security Deposit to Tenant not later than thirty (30) days after the delivery of possession of the Premises to Landlord. The Security Deposit shall not serve as an advance payment of Rent or a measure of Landlord's damages for any default under this Lease. If the Basic Rent shall, from time to time, increase during the term of this Lease (as extended from time to time), Tenant shall, upon Landlord's election, deposit with Landlord additional money as a Security Deposit so that the total amount of Security Deposit held by Landlord shall at all times bear the same proportion to the then current Basic Rent as the initial Security Deposit bears to the initial Basic Rent set forth in the Schedule. The Security Deposit shall earn interest at the rate of seven percent (7%) per annum, which interest shall be payable by Landlord to Tenant within five (5) days following Tenant's written request therefor which may be given once in each Lease Year within thirty (30) days following the annual anniversary of the Commencement Date; provided, however, that Landlord shall be entitled to retain any accrued and unpaid interest if a default by Tenant shall have occurred during the preceding twelve (12) months.

     If Landlord transfers its interest in the Project or this Lease, Landlord shall either (a) transfer the portion of the Security Deposit then held by Landlord to its transferee or (b) return to Tenant the portion of the Security Deposit then held by Landlord and remaining after the deductions permitted herein. Upon such transfer to such transferee or the return of the Security Deposit to Tenant, Landlord shall have no further obligation with respect to the Security Deposit, and Tenant's right to the return of the Security Deposit shall apply solely against Landlord's transferee.

     21.  FORCE MAJEURE.  Landlord shall not be in default under this Lease to
          -------------
the
extent Landlord is unable to perform any of its obligations on account of any strike or labor problem, energy shortage, governmental pre-emption or prescription, flood, earthquake, national emergency, or any other cause of any kind beyond the reasonable control of Landlord ("Force Majeure"); provided,
                                                 -------------
however, that the foregoing shall not limit any of Tenant's express rights under this Lease, including, without limitation, its right to any abatement of Rent provided for in Sections 4F, 9 and 10 above.

     22.  INTENTIONALLY OMITTED.
          ---------------------

     23.  NOTICES.  All notices, consents, approvals and similar communications
          -------
to be given by one party to the other under this Lease (including, without limitation, any notice required by law to be given by Landlord to Tenant as a condition to the filing of an action alleging an unlawful detainer of the Premises and any three (3) day notice under Section 1161(2) or (3) of the California Code of Civil Procedure), shall be given in writing, mailed or personally delivered as follows:

     A.  Landlord.  To Landlord as follows:
         --------

          Corporate Spectrum, LLC
          c/o The Johnston Group
          26635 W. Agoura Road, Ste 105
          Calabasas, CA 91302
          Attn:  Lease Administration

          with a copy to:

          Kenneth S. Fields, Esq.
          Fields & Pearl
          1875 Century Park East, 14th Floor
          Los Angeles, CA 90067

          and

          CARRAMERICA Realty, LP
          3611 South Harbor Boulevard
          Suite 230
          Santa Ana, CA 92704
          Attn.:  Mr. Dwight Merriman


or to such other person(s) at such other address(es) as Landlord may designate by notice to Tenant.

     B.  Tenant.  To Tenant at the Premises, addressed to both Tenant's Chief
         ------
Financial Officer and General Counsel.

or to such other person at such other address as Tenant may designate by notice to Landlord.

     Mailed notices shall be sent by United States certified or registered mail, or by a reputable national overnight courier service, postage prepaid. Mailed notices shall be deemed to have been given on the earlier of actual delivery or three (3) business days after posting in the United States mail in the case of registered or certified mail, and one business day in the case of overnight courier.

     24. QUIET POSSESSION. Subject to the provisions of Section 16, so long as
         ----------------
Tenant shall perform all of its obligations under this Lease, Tenant shall enjoy peaceful and quiet possession of the Premises against any party claiming through the Landlord.

     25. REAL ESTATE BROKER.  Landlord and Tenant represent to the other that
         ------------------
it has not dealt with any real estate broker with respect to this Lease except for any broker(s) listed in the Schedule, and no other broker is in any way entitled to any broker's fee or other payment in connection with this Lease. Landlord and Tenant shall each indemnify and defend the other against any claims for any payment of any kind in connection with this Lease by any other broker or third party claiming the same due to its relationship with Landlord or Tenant, as applicable. Landlord shall be responsible for the payment of any commissions owing in connection with this Lease to the brokers specified in the Schedule, if any, pursuant to separate agreement, which agreement provides, among other things, that the commission applicable to the second five (5) years of the Term shall be payable upon commencement of said second five (5) years (unless Tenant shall cancel this Lease in accordance with Section 2(D)(3), in which case no commission shall be payable for said second five (5) years).

     26. MISCELLANEOUS.
         -------------

     A.  Successors and Assigns.  Subject to the limits on Tenant's assignment
         ----------------------
contained in Section 17, the provisions of this Lease shall be binding upon and inure to the benefit of all successors and assigns of Landlord and Tenant.

     B.  Date Payments Are Due.  Except for payments to be made by Tenant
         ---------------------
under this Lease which are due upon demand or such other period provided for in this Lease, Tenant shall pay to Landlord any amount for which Landlord renders a statement of account within fifteen (15) days of Tenant's receipt of Landlord's statement.

     C.  Meaning of "Landlord", "Re-Entry, "including" and "Affiliate".  The
         -------------------------------------------------------------
term "Landlord" means only the owner of the Project and the lessor's interest in this Lease from time to time. The words "re-entry" and "re-enter" are not restricted to their technical legal meaning. The words "including" and similar words shall mean "without limitation." The word "affiliate" shall mean a person or entity controlling, controlled by or under common control with the applicable entity. "Control" shall mean the power directly or indirectly, by contract or otherwise, to direct the management and policies of the applicable entity.

     D.  Time of the Essence.  Time is of the essence of each provision of
         -------------------
this Lease.

     E.  No Option.  This document shall not be effective for any purpose
         ---------
until it has been executed and delivered by both parties; execution and delivery by one party shall not create any option or other right in the other party.

     F.  Severability.  The unenforceability of any provision of this Lease
         ------------
shall not affect any other provision.

     G.  Governing Law.  This Lease shall be governed in all respects by the
         -------------
laws of the state in which the Project is located, without regard to the principles of conflicts of laws.

     H.  Lender Approval.  Landlord and Tenant acknowledge that the validity of
         ---------------
this Lease and the parties' respective obligations hereunder shall be subject to and contingent upon Landlord's receiving approval of this Lease from its lender in a manner acceptable to Landlord. Landlord shall forward a copy of this Lease, together with a request for a Non-Disturbance Agreement in favor of Tenant, to Landlord's lender within one (1) business day following the date of this Lease. Landlord shall deliver written notice to Tenant promptly after it receives approval or disapproval of this Lease from its lender, and Landlord's failure to deliver such written notice to Tenant by July 6, 1998, at 12:00 p.m. shall be deemed to mean that Landlord's lender has disapproved this Lease. Landlord shall keep Tenant appraised of Landlord's discussions with its lender concerning approval of this Lease (which may be accomplished by telephone).

     I.  No Oral Modification.  No modification of this Lease shall be
         --------------------
effective unless it is a written modification signed by both parties.

     J.  Landlord's Right to Cure.  If Landlord breaches any of its
         ------------------------
obligations under this Lease, Tenant shall notify Landlord in writing and shall take no action respecting such breach so long as Landlord begins to cure the breach within a reasonable time and diligently pursues such cure to its completion. Landlord may cure any default by Tenant after the expiration of any notice and cure period, if any, expressly provided for in this Lease, and any expenses incurred by or on behalf of Landlord shall become Additional Rent due from Tenant on demand by Landlord.

     K.  Captions.  The captions used in this Lease shall have no effect on the
         --------
construction of this Lease.

     L.  Authority.  Landlord and Tenant each represents to the other that it
         ---------
has full power and authority to execute and perform this Lease.

     M.  Landlord's Enforcement of Remedies.  Landlord may enforce any of its
         ----------------------------------
remedies under this Lease either in its own name or through an agent.

     N.  Entire Agreement.  This Lease, together with all Appendices,
         ----------------
constitutes the entire agreement between the parties. No representations or agreements of any kind have been made by either party which are not contained in this Lease.

     O.  Landlord's Title.  Landlord's title shall always be paramount to the
         ----------------
interest of the Tenant, and nothing in this Lease shall empower Tenant to do anything which might in any way impair Landlord's title.

     P.  Light and Air Rights.  Landlord does not grant in this Lease any
         --------------------
rights to light and air in connection with Project. Landlord reserves to itself, the Land, the Building below the improved floor of each floor of the Premises, the Building above the ceiling of each floor of the Premises, the exterior of the Premises and the areas on the same floor outside the Premises, along with the areas within the Premises required for the installation and repair of utility lines and other items required to serve other tenants of the Building.

     Q.  Singular and Plural.  Wherever appropriate in this Lease, a singular
         -------------------
term shall be construed to mean the plural where necessary, and a plural term the singular. For example, if at any time two parties shall constitute Landlord or Tenant, then the relevant term shall refer to both parties together.

     R.  No Recording by Tenant.  Tenant shall not record in any public
         ----------------------
records any memorandum or any portion of this Lease.

     S.  Exclusivity.  Landlord does not grant to Tenant in this Lease any
         -----------
exclusive right except the right to occupy its Premises.

     T.  No Construction Against Drafting Party.  The rule of construction
         --------------------------------------
that ambiguities are resolved against the drafting party shall not apply to this Lease.

     U.  Survival.  All obligations of Landlord and Tenant under this Lease
         --------
shall survive the termination of this Lease.

     V.  Rent Not Based on Income.  No rent or other payment in respect of the
         ------------------------
Premises shall be based in any way upon net income or profits from the Premises. Tenant may not enter into or permit any sublease or license or other agreement in connection with the Premises which provides for a rental or other payment based on net income or profit.

     W.  Building Manager and Service Providers.  Landlord may perform any of
         --------------------------------------
its obligations under this Lease through its employees or third parties hired by the Landlord.

     X.  Late Charge and Interest on Late Payments.  Without limiting the
         -----------------------------------------
provisions of Section 12A, if Tenant fails to pay any installment of Rent or other charge to be paid by Tenant pursuant to this Lease within five (5) business days after the same becomes due and payable, then Tenant shall pay a late charge equal to the greater of five percent (5%) of the amount of such payment or $250. In addition, interest shall be paid by Tenant to Landlord on any late payments of Rent from the date due until paid at the rate provided in
Section 2D(2). Such late charge and interest shall constitute additional Rent due and payable by Tenant to Landlord upon the date of payment of the delinquent payment referenced above.

     27.  UNRELATED BUSINESS INCOME.  If Landlord is advised by its counsel
          -------------------------
at any time that any part of the payments by Tenant to Landlord under this Lease may be characterized as unrelated business income under the United States Internal Revenue Code and its regulations, then Tenant shall enter into any amendment proposed by Landlord to avoid such income, so long as the amendment does not require Tenant to make more payments or accept fewer services from Landlord, than this Lease provides.

     28.  HAZARDOUS SUBSTANCES.
          --------------------

     A. Tenant shall not cause or permit any Hazardous Substances to be brought upon, produced, stored, used, discharged or disposed of in or near the Project unless Landlord has consented to such storage or use in its sole discretion. If any lender or governmental agency shall require testing for Hazardous Substances in the Premises, Tenant shall pay for such testing.

     B.  "Hazardous Substances" means (a) any chemical, compound, material,
          --------------------
mixture or substance that is now or hereafter defined or listed in, or otherwise classified pursuant to, any Environmental Laws as a "hazardous substance", "hazardous material", "hazardous waste", "extremely hazardous waste", "acutely hazardous waste", "radioactive waste", "infectious waste", "biohazardous waste", "toxic substance", "pollutant", "toxic pollutant", "contaminant" as well as any formulation not mentioned herein intended to define, list, or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, toxicity, reproductive toxicity, "EP toxicity", or "TCLP toxicity"; (b) petroleum, natural gas, natural gas liquids, liquefied natural gas, synthetic gas usable for fuel (or mixtures of natural gas and such synthetic gas) and ash produced by a resource recovery facility utilizing a municipal solid waste stream, and drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, natural gas, or geothermal resources; (c) "hazardous substance" as defined in Section 25281(f) of the California Health and Safety Code; (d) "waste" as defined in Section 13050(d) of the California Water Code; (e) asbestos in any form; (f) urea formaldehyde foam insulation; (g) polychlorinated biphenyls (PCBs); (h) radon; and (i) any other chemical, material, or substance exposure to which is limited or regulated by any Governmental Agency because of its quantity, concentration, or physical or chemical characteristics, or which poses a significant present or potential hazard to human health or safety or to the environment if released into the workplace or the environment. "Environmental Laws" means any and all
                                        ------------------
present and future federal, state and local laws, ordinances, regulations, policies and any other requirements of any Governmental Agency relating to health, safety, the environment or to any Hazardous Substances, including without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 (CERCLA), the Resource Conservation Recovery Act (RCRA), the Hazardous Materials Transportation Act, the Toxic Substance Control Act, the Endangered Species Act, the Clean Water Act, the Occupational Safety and Health Act, the California Environmental Quality Act and the applicable provisions of the California Health and Safety Code, California Labor Code and the California Water Code, each as hereafter amended from time to time, and the present and future rules, regulations and guidance documents promulgated under any of the foregoing.

     C. Without limiting Tenant's liability and obligations under Sections 28(D), (E), (F) and (G), the foregoing covenant set forth in Section 28(A) shall not extend to insignificant amounts of substances typically found or used in general office applications or fuel required for the standby generator described in Section 5H above so long as (i) such substances are maintained only in such quantities as are reasonably necessary for Tenant's operations in the Premises,
(ii) such substances are used strictly in accordance with the manufacturers' instructions therefor and all applicable Environmental Laws, (iii) such substances are not disposed of in or about the Project in a manner which would constitute a release or discharge thereof, and (iv) all such substances are removed from the Project by Tenant upon the expiration or earlier termination of this Lease. Tenant shall, within thirty (30) days after demand therefor, provide to Landlord a written list identifying any Hazardous Materials then maintained by Tenant in the Building, the use of each such Hazardous Material so maintained by Tenant together with written certification by Tenant stating, in substance, that neither Tenant nor any person for whom Tenant is responsible has released or discharged any Hazardous Materials in or about the Project.

     D. In order to obtain Landlord's consent under this Section 28 with respect to any Hazardous Material other than as specified in Section 28(C) above, Tenant shall first submit a detailed hazardous material management plan describing all relevant aspects of the same to Landlord for approval, which approval may be withheld by Landlord in its sole and absolute discretion. No approval by Landlord shall relieve Tenant of any obligation of Tenant pursuant to this Section 28, including all removal, clean-up and indemnification obligations. Tenant shall, within five (5) days after receipt thereof, furnish to Landlord copies of all notices or other communications received by Tenant with respect to any actual or alleged release or discharge of any Hazardous Material in or about the Premises or the Project and shall, whether or not Tenant receives any such notice or communication, notify Landlord in writing of any discharge or release of Hazardous Material by Tenant or anyone for whom Tenant is responsible in or about the Premises or the Project. In the event Tenant is required to maintain any hazardous materials license or permit in connection with any use conducted by Tenant or any equipment operated by Tenant in the Premises, copies of each such license or permit, each renewal thereof, and any communication relating to suspension, renewal or revocation thereof shall be furnished to Landlord within five (5) days after receipt thereof by Tenant. Compliance by Tenant with this
Section 28(C) shall not relieve Tenant of any other obligation of Tenant pursuant to this Section 28.

     E. Upon any violation of the foregoing covenants and in all events upon any expiration of the Term, Tenant shall be obligated, at Tenant's sole cost, to clean up and remove from the Project all Hazardous Materials introduced into the Project by Tenant or any third party for whom Tenant is responsible. Such clean-up and removal shall include all testing and investigation required by any governmental authorities having jurisdiction and preparation and implementation of any remedial action plan required by any governmental authorities having jurisdiction. All such clean-up and removal activities of Tenant shall, in each instance, be conducted to the satisfaction of Landlord and all governmental authorities having jurisdiction. Landlord's right of entry pursuant to Section 11 of this Lease shall include the right (but not the obligation) to enter and inspect the Premises for violations of Tenant's covenant herein and to supervise any of Tenant's clean-up and removal activities.

     F. To the extent permitted by then applicable law, Tenant shall protect, indemnify, defend and hold harmless Landlord, the partners of any entity constituting Landlord and Landlord's partners and other principals, officers, employees, agents, lenders and attorneys from and against any and all claims, liabilities, losses, actions, costs and expenses (including attorneys' fees and costs of defense) incurred by such indemnified persons, or any of them, as the result of (i) the introduction into the Project by Tenant, its employees, agents, licensees, invitees, contractors or any other person or entity for whom Tenant is responsible of any Hazardous Material, (ii) the usage by Tenant or anyone for whom Tenant is responsible of Hazardous Materials in or about the Project, (iii) the discharge or release in or about the Project by Tenant or anyone for whom Tenant is responsible of any Hazardous Material, (iv) any injury to or death of persons or damage to or destruction of property resulting from the use by Tenant or anyone for whom Tenant is responsible of Hazardous Materials in or about the Project, and (v) any failure of Tenant or anyone for whom Tenant is responsible to observe the foregoing covenants. Payment shall not be a condition precedent to enforcement of the foregoing indemnification provision.

     G. Upon any violation of any of the foregoing covenants, Landlord shall be entitled to exercise all remedies available to a landlord against the defaulting tenant, including but not limited to those set forth in Section 13 of this Lease. Without limiting the generality of the foregoing, Tenant expressly agrees that upon any such violation Landlord may, at its option (i) immediately terminate this Lease, or (ii) continue this Lease in effect until compliance by Tenant with its clean-up and removal covenant (notwithstanding the expiration of the term of this Lease). No action by Landlord hereunder shall impair the obligations of Tenant pursuant to this

Section 28.

     H. Landlord shall not cause any Hazardous Substances to be brought upon, produced, stored, used, discharged or disposed of in or near the Project unless Landlord reasonably determines that such substances are reasonably required in connection with the ownership, operation and maintenance of the Project. Should Landlord breach its obligation under the immediately preceding sentence, it shall indemnify, defend and hold harmless Tenant in the same manner applicable to Tenant under Section 28(F) above. Landlord shall use reasonable efforts to cause its leases with other tenants to include provisions similar to those contained in this Section 28 restricting said tenants' use of Hazardous Substances

     29.  EXCULPATION.  Landlord shall have no personal liability under this
          -----------
Lease; its liability shall be limited to its interest in the Project, and shall not extend to any other property or assets of the Landlord, except that Corporate Spectrum, LLC, a California limited liability company, shall be obligated to substantially complete the Initial Improvements (in accordance with Appendix C) and the Renovation Work. In no event shall any officer, director, employee, agent, shareholder, partner, member or beneficiary of Landlord (or Corporate Spectrum, LLC) be personally liable for any of Landlord's obligations hereunder.

     30.  EXTENSION OF TERM.  Provided Tenant has not been in material default
          -----------------
under this Lease (i) more than three (3) times during the twelve (12) months preceding the time the "Extension Notice" (as hereinafter defined) is received
                        ----------------
by Landlord or (ii) one (1) time thereafter until the commencement of the applicable "Option Term" (as hereinafter defined), Tenant shall have the option
            -----------
to extend the Term of this Lease for three (3) additional terms (each an "Option
                                                                          ------
Term") of five (5) years following the expiration of the initial Term and each
----
applicable Option Term, exercisable by delivering written notice (the "Extension
                                                                       ---------
Notice") to Landlord of Tenant's desire to so extend the Term by the Option
------
Term, no later than nine (9) months prior to the expiration of the initial Term or the then current Option Term. Tenant's occupancy of the Premises during any Option Term shall be subject to all of the terms and conditions of this Lease, except that the monthly Base Rent payable by Tenant during each Option Term shall be adjusted as of the commencement date of the applicable Option Term to an amount equal to ninety-five percent (95%) of the then fair market rental rate for comparable premises in comparable buildings, as reasonably determined by Landlord, located in the geographic area in which the Project is located (ie
                                                                          --
Westlake Village). In determining the fair market rental rate for an Option Term, Landlord shall not consider amortization of tenant improvement costs or brokerage commissions, unless such amounts will be incurred by Landlord at Tenant's request in connection with the applicable Option Term, in which case such costs shall be considered in calculating the fair market rental rate. Within thirty (30) days following Tenant's valid exercise of the option to extend the Term by an Option Term, Landlord shall deliver to Tenant written notice of the monthly Base Rent which shall be applicable as of the commencement of the Option Term, and Landlord and Tenant shall enter into an amendment to this Lease, prepared by Landlord, memorializing the terms of such extension of the Term by the

Option Term; provided that the failure to execute such an amendment shall not affect the validity of the exercise of the applicable Option Term. Tenant shall contest, if at all, Landlord's determination of the fair market rental in writing within five (5) days following Landlord's notice of the monthly Base Rent, and Tenant's failure to do so shall constitute Tenant's acceptance of Landlord's determination. If Tenant contest Landlord's determination as provided above, Landlord and Tenant shall within thirty (30) days thereafter meet and agree upon the Base Rent payable by Tenant for the applicable Option Term. If Landlord and Tenant fail to agree on the new Base Rent within such thirty (30) day period, the Base Rent payable for the Option Term shall be determined by judicial reference as provided in Section 35 below, using the guidelines set forth in this Section 30.

     Tenant will be considered to have been in material default for purposes of determining Tenant's ability to exercise its rights under this Section 30,
Section 2(D)(3) above, and Sections 31, 32 and 33 below if Tenant fails to cure a default after one (1) business day's notice from Landlord; except that if Tenant begins to cure within the one (1) business day period but cannot reasonably complete its cure within such period, then, so long as Tenant continues to diligently attempt to cure its failure, the one (1) day period shall be extended to thirty (30) days, or such lesser period as is reasonably necessary to complete the cure. The foregoing shall only apply to Tenant's default in the payment of regularly scheduled Rent and other obligations for which no notice is required by Landlord under this Lease; and all express notice and cure periods provided for in this Lease shall otherwise apply.

     31.  EXPANSION PREMISES.  Provided Tenant has not been in material default
          ------------------
under this Lease (i) more than three (3) times during the twelve (12) months preceding the time the "Tenant's Interest Notice" (as hereinafter defined) is
                        ------------------------
received by Landlord or (ii) one (1) time thereafter until the date on which Tenant takes possession of the "Expansion Space" (as hereinafter defined),
                                ---------------
Tenant shall have the one time option for the lease of all (but not less than all) of the approximately eight thousand square feet of rentable area located on the second floor of 4360 Park Terrace Drive as denoted in Appendix F (which,
                                                          ----------
after adjustment by Landlord, if any, as provided in this Section 31 is referred to as the "Expansion Space"), exercisable as follows: If Tenant desires to
           ---------------
expand the Premises to include all of the Expansion Space, Tenant shall deliver written notice thereof to Landlord (the "Tenant's Interest Notice") at any time
                                         ------------------------
after the execution hereof but no later than February 28, 1999. Within twenty
(20) days following Landlord's receipt of the Tenant's Interest Notice, Landlord and Tenant shall execute an amendment to this Lease which (i) expands the definition of the Premises to include the Expansion Space (subject to Landlord's right to increase or decrease the size thereof by twenty percent (20%)), (ii) provides that Tenant's lease of the Expansion Space shall be for a term co-terminus with the Lease Term and otherwise subject to all applicable terms and conditions of this Lease (except that, subject to (iii) below, the Expansion Space shall be leased to Tenant on an "as-is" basis), and (iii) Landlord shall build out the Expansion Space to a general office configuration which is substantially similar to Tenant's original Premises in the subject Building (using Landlord's then current Building standard materials), excluding executive office and kitchen space, and subject to maximum cost to Landlord of fourteen dollars ($14.00) per square foot of rentable space located within the Expansion Premises. Tenant shall also be entitled to three point six (3.6) non-exclusive uncovered parking spaces for each thousand square feet of usable area contained within the Expansion Premises (prorated and rounded to the nearest whole number to the extent usable square footage is not evenly divisible by 1,000)). Tenant's lease of the Expansion Premises and payment of Rent therefore shall commence on July 1, 1999, but Tenant shall be entitled to enter the Expansion Space commencing in May, 1999 solely for the purpose of commencing renovation and/or construction of any improvements which Tenant desires in the Expansion Space. Tenant's entry onto the Premises for such purpose and renovation and/or construction therein shall be subject to all of the terms and conditions of this Lease, excluding the obligation to pay Base Rent, Operating Costs Share Rent and Tax Share Rent, but including, without limitation, the obligation to deliver to Landlord proof of the insurance required hereunder with respect to the Expansion Premises. If Tenant exercises its rights under this Section 31, then (i) the "Premises" shall thereafter be deemed for all purposes to include the Expansion Space and (ii) Tenant's Base Rent, Operating Cost Share Rent, Parking Rent, if applicable, Tax Share Rent, Security Deposit, and other matters in this Lease determined by the size of the Premises shall be adjusted accordingly, as reasonably determined by Landlord.

     32.  RIGHT OF FIRST REFUSAL.  Provided Tenant has not been in material
          ----------------------
default under this Lease (i) more than three (3) times during the twelve (12) months preceding the time the "First Refusal Acceptance Notice" (as
                               -------------------------------
hereinafter defined) is received by Landlord or (ii) one (1) time thereafter until the date Tenant takes possession of any "First Refusal Space" (as
                                               -------------------
hereinafter defined), Tenant shall have the reoccurring right of first refusal during the initial Term for the lease of the entire first floor of 4360 Park Terrace Drive (the "First Refusal Space"), subject only to the existing
                    -------------------
rights of the tenant currently occupying said space and any assignee(s) and subtenants thereof, if applicable. If Landlord receives a bona-fide offer to lease all or a portion of the First Refusal Space which Landlord desires to accept, it shall deliver to Tenant written notice of its receipt of such offer (the "Availability Notice"). If Tenant desires to expand the Premises to
      -------------------
include the portion of the First Refusal Space described in the Availability Notice, it shall elect to do so by written notice delivered to Landlord within ten (10) business days following Landlord's delivery of the Availability Notice (the "First Refusal Acceptance Notice"). Landlord shall then prepare and
      -------------------------------
Tenant shall execute an amendment to this Lease pursuant to which Tenant shall lease the portion of the First Refusal Space described in the Availability Notice for a term co-terminus with the Lease Term and otherwise subject to all applicable terms and conditions of this Lease; provided that (i) Landlord shall provide Tenant with a tenant improvement allowance as to the First Refusal Space in the amount of (x) ten ($10.00) per square foot of rentable area during the initial Term and (y) five dollars ($5.00) per square foot of rentable area during an Option Term, subject to reduction as provided below (the improvements to the First Refusal Space to be designed and constructed in accordance with the provisions of this Lease, including, without limitation, Section 5 hereof, to Landlord's then current Building standards or above such standards as reasonably approved by Landlord), (ii)

Tenant shall otherwise accept the First Refusal Space in its "as-is" condition, with Landlord having no obligation to improve such space and (iii) the failure to prepare or execute such an amendment shall not relieve Tenant of its obligation to lease the First Refusal Space as provided above. Tenant shall also be entitled to three point six (3.6) non-exclusive uncovered parking spaces for each thousand square feet of usable area contained within the First Refusal Space (prorated and rounded to the nearest whole number to the extent usable square footage is not evenly divisible by 1,000)). Subject to Section 33 below, if (i) Tenant does not deliver the First Refusal Acceptance Notice or (ii) after delivery of First Refusal Acceptance Notice Tenant fails or refuses to execute a new lease as provided above, Landlord may proceed to lease such First Refusal Space to any party upon any terms and conditions as Landlord desires. If Tenant delivers the First Refusal Acceptance Notice, then (i) the "Premises" shall thereafter be deemed for all purposes to include the portion of the First Refusal Space described in the Availability Notice and (ii) Tenant's Base Rent, Operating Cost Share Rent, Tax Share Rent, Security Deposit, and other matters in this Lease pertaining to the amount of rentable area contained within the Premises shall be adjusted accordingly. The amendment to this Lease provided for in the preceding sentence shall be self-executing, but Tenant shall promptly after request by Landlord execute and deliver to Landlord an amendment memorialize the same.

     Notwithstanding the foregoing, Tenant shall not be entitled to exercise its right of first refusal under this Section 32 (i) after the eighty-forth (84th) month of the initial term or the last day of the second (2nd) year of the first
(1st) Option Term under Section 30 above unless it concurrently exercises its option to extend the then current Term by an Option Term or (ii) any time after the last day of the second (2nd) year of the second Option Term. The ten dollar ($10.00) tenant improvement allowance provided for in this Section 32 shall be reduced by two dollars ($2.00) per rentable square foot if Tenant's exercises its right of first refusal after the sixtieth (60th) month of the initial Term, and by an additional two dollars ($2.00) per rentable square foot on each twelve month anniversary thereafter; provided, however, that said allowance shall not be reduced if Tenant exercises its right to extend the Term by an Option Term concurrently with the exercise of its right of first refusal under this Section
32.  The five dollar ($5.00) tenant improvement allowance provided for in this
Section 32 shall be reduced by one dollar ($1.00) per rentable square foot if Tenant's exercises its right of first refusal after the first (1st) year of the then applicable Option Term, and by an additional one dollar ($1.00) per rentable square foot on each twelve month anniversary thereafter; provided, however, that said allowance shall not be reduced if Tenant exercises its right to extend the first (1st) Option Term by the second (2nd) Option Term concurrently with the exercise of its right of first refusal under this Section 32.

     33.  REVIVAL OF OPTIONS.  Notwithstanding anything to the contrary
          ------------------
contained in Section 32 above, if Tenant does not elect to take the First Refusal Space as provided in said Section 32 above and there are more than five
(5) years remaining under the Term of this Lease, Landlord may only lease said space for a term not to exceed five (5) years (inclusive of any extension options), and Tenant's rights under Section 32 above shall automatically be reinstated after the expiration or earlier termination of any such lease; provided, however that the Base Rent payable by Tenant for the First Refusal Space shall be equal to the then current Base Rent for Tenant's existing Premises. Tenant shall, subject to the preceding sentence, exercise its reinstated rights hereunder in the same manner described in Section 32 above. Notwithstanding anything to the contrary contained in this Section 33, Tenant shall have no right to exercise its rights hereunder if three (3) material defaults have occurred during the twelve (12) months preceding the time the date Tenant exercises its rights hereunder or one
(1) time thereafter until the date on which Tenant would take possession of the First Refusal Space.

     34.  SIGNAGE. Tenant may, at its sole cost and expense, install signage (i)
          -------
on the Building lobby directory, (ii) adjacent to the Premises main entry door,
(iii) on a monument sign located at the front of the Building, and (iv) on the south face of the Building. All signage shall (i) require Landlord's prior written consent with respect to size, shape, composition, color, wording and location, which shall not be unreasonably withheld, (ii) be subject to the provisions of Section 5 above, and (iii) conform to reasonable rules and regulations established by Landlord and all Governmental Regulations with respect thereto.

     35.  JUDICIAL REFERENCE.  In the event that any claim or dispute arises
          ------------------
under this Lease or in any way associated with the Lease or Tenant's occupancy of the Premises, then such dispute shall be resolved by a general reference pursuant to Code of Civil Procedure Section 638 and in accordance with the following provisions of this paragraph. It is the intent of the parties to this Agreement that this reference agreement provision be specifically enforceable, as follows:

          A. A controversy, dispute or claim arising out of or pertaining to this Agreement shall be tried by a Referee under an order of general reference to try all issues of fact and law, whether legal or equitable, to be chosen by counsel for the parties from a list of retired Superior Court Judges furnished by the Los Angeles Superior Court, with all parties hereby waiving any right to a trial by jury. If counsel are unable to agree, then the Referee shall be appointed by the Court in accordance with Code of Civil Procedure Section 640, with each party entitled to only one disqualification pursuant to Code of Civil Procedure Section 170.6. The trial shall be conducted and the issues determined in compliance with all judicial rules and all statutory and decisional law of the State of California, as if the matter were formally litigated in Superior Court and not by way of a reference. The prevailing party in the reference shall be entitled to receive as part of the judgment in its favor an award of all actual attorneys' fees and costs incurred with respect to the reference, plus interest at the highest rate permitted by law as not being usurious from and as of the date of the alleged breach.

          B. The Referee shall conduct and decide all pre-trial and post-trial procedures which may arise as if the matter were formally litigated in the Superior Court. The judgment entered upon the decision of the Referee shall be subject to all post-trial procedures and to appeal in the same manner as an appeal from any order or judgment in a civil action. All rules of evidence as set forth in the California Evidence Code, other statutory and decisional law of California and all Los Angeles County Superior Court Rules and California Rules of Court shall be applicable to any proceeding before the Referee. The trial shall be conducted on consecutive dates, as opposed to being conducted piecemeal on various dates separated by postponements or adjournments, and to be conducted in a courtroom if at all possible and, if not, in surroundings with formality as close to a courtroom as possible.

          C. This reference agreement may be specifically enforced by the filing of a complaint or petition or motion seeking specific enforcement or by motion directed to the law and motion department of the Los Angeles Superior Court or by such other procedure to the same effect and result as may be directed by the Los Angeles Superior Court Rules.

          D. Notwithstanding anything to the contrary contained herein, the provisions of this Section 35 shall not preclude Landlord from enforcing its remedies under this Lease in a court of law and/or equity, which enforcement may include, without limitation, an action for unlawful detainer in accordance with Sections 1161, et. seq. of the California Code of Civil Procedure (or any
               --  ---
successor statute thereto).


     IN WITNESS WHEREOF, the parties hereto have executed this Lease.


                  LANDLORD:



                  CORPORATE SPECTRUM, LLC, A
                  CALIFORNIA LIMITED LIABILITY COMPANY



                  By:  WL PARK, a California corporation


                      By:  /s/ Calvin H. Johnston
                         ---------------------------------------------------
                         Calvin H. Johnston, President


                  TENANT:

                  PINKERTON'S, INC., A DELAWARE CORPORATION

                  By:  /s/ Richard E. Ferens

                  Name Printed:  Richard E. Ferens
                                 ----------------------------

                  Title:  Vice President and Treasurer
                          -----------------------------------

                  By:________________________________________

                  Name Printed:______________________________

                  Title:_____________________________________



          If Tenant is a corporation, this instrument must be executed by the
          -------------------------------------------------------------------
chairman of the board, the president or any vice president and the secretary,
-----------------------------------------------------------------------------
any assistant secretary, the chief financial officer or any assistant financial
-------------------------------------------------------------------------------
officer or any assistant treasurer of such corporation, unless the bylaws or a
------------------------------------------------------------------------------
resolution of the board of directors shall otherwise provide, in which case the
-------------------------------------------------------------------------------
bylaws or a certified copy of the resolution, as the case may be, must be
-------------------------------------------------------------------------
attached to this instrument.  If Tenant is a limited liability company, this
----------------------------------------------------------------------------
instrument must be executed by Tenant's manager, unless another person or entity
--------------------------------------------------------------------------------
is authorized pursuant to Tenant's Operating Agreement or a member's resolution,
--------------------------------------------------------------------------------
in which case a certified copy of the Operating Agreement or resolution, as the
-------------------------------------------------------------------------------
case may be, must be attached to this instrument.
-------------------------------------------------

                                  APPENDIX A


                             PLAN OF THE PREMISES





                  (attach floor plan depicting the Premises)



                                  APPENDIX A

                                  APPENDIX B



                             RULES AND REGULATIONS


     1. Tenant shall not place anything, or allow anything to be placed near the glass of any window, door, partition or wall which may, in Landlord's judgment, appear unsightly from outside of the Project.

     2. The Project directory shall be available to Tenant solely to display names and their location in the Project, which display shall be as reasonably directed by Landlord.

     3. The sidewalks, halls, passages, exits, entrances, elevators and stairways shall not be obstructed by Tenant or used by Tenant for any purposes other than for ingress to and egress from the Premises. Tenant shall lend its full cooperation to keep such areas free from all obstruction and in a clean and sightly condition and shall move all supplies, furniture and equipment as soon as received directly to the Premises and move all such items and waste being taken from the Premises (other than waste customarily removed by employees of the Building) directly to the shipping platform at or about the time arranged for removal therefrom. The halls, passages, exits, entrances, elevators, stairways, balconies and roof are not for the use of the general public and Landlord shall, in all cases, retain the right to control and prevent access thereto by all persons whose presence in the judgment of Landlord, reasonably exercised, shall be prejudicial to the safety, character, reputation and interests of the Project. Except for the purposes of installing and maintaining any equipment which Tenant is permitted under the Lease to locate on the roof of a Building, neither Tenant nor any employee or invitee of Tenant shall go upon the roof of the Project.

     4. The toilet rooms, urinals, wash bowls and other apparatuses shall not be used for any purposes other than that for which they were constructed, and no foreign substance of any kind whatsoever shall be thrown therein, and to the extent caused by Tenant or its employees or invitees, the expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by Tenant.

     5. Tenant shall not cause any unnecessary janitorial labor or services by reason of Tenant's carelessness or indifference in the preservation of good order and cleanliness.

     6. Except to the extent expressly included in the Initial Improvements, Tenant shall not install or operate any refrigerating, heating or air conditioning apparatus, or carry on any mechanical business without the prior written consent of Landlord; use the Premises for housing, lodging or sleeping purposes; or permit preparation or warming of food in the Premises (warming of coffee and refrigeration and heating of individual meals with employees and guests excepted). Tenant shall not occupy or use the Premises or permit the Premises to be occupied or used for any purpose, act or thing which is in violation of any Governmental Requirement or

                                  APPENDIX B
which may be dangerous to persons or property.

     7. Tenant shall not bring upon, use or keep in the Premises or the Project any kerosene, gasoline or inflammable or combustible fluid or material, or any other articles deemed hazardous to persons or property, or use any method of heating or air conditioning other than that supplied by Landlord or as reasonably required for the stand-by generator, and then only in compliance with Governmental Regulations.

     8. Landlord shall have sole power to direct electricians as to where and how telephone and other wires are to be introduced. No boring or cutting for wires is to be allowed without the consent of Landlord. The location of telephones, call boxes and other office equipment affixed to the Premises shall be subject to the approval of Landlord.

     9. No additional locks shall be placed upon any doors, windows or transoms in or to the Premises. Tenant shall not change existing locks or the mechanism thereof. Upon termination of the lease, Tenant shall deliver to Landlord all keys and passes for offices, rooms, parking lot and toilet rooms which shall have been furnished Tenant.

          In the event of the loss of keys so furnished, Tenant shall pay Landlord therefor. Tenant shall not make, or cause to be made, any such keys and shall order all such keys solely from Landlord and shall pay Landlord for any keys in addition to the two sets of keys originally furnished by Landlord for each lock.

     10. Tenant shall not install linoleum, tile, carpet or other floor covering so that the same shall be affixed to the floor of the Premises in any manner except as approved by Landlord.

     11. No furniture, packages, supplies, equipment or merchandise will be received in the Project or carried up or down in the freight elevator, except between such hours and in such freight elevator as shall be reasonably designated by Landlord. Tenant shall not take or permit to be taken in or out of other entrances of the Building, or take or permit on other elevators, any item normally taken in or out through the trucking concourse or service doors or in or on freight elevators.

     12. Tenant shall cause all doors to the Premises to be closed and securely locked and shall turn off all utilities, lights and machines before leaving the Project at the end of the day.

     13. Without the prior written consent of Landlord, Tenant shall not use the name of the Project or any picture of the Project in connection with, or in promoting or advertising the business of, Tenant, except Tenant may use the address of the Project as the address of its business.

     14. Tenant shall reasonably cooperate fully with Landlord to assure the most effective

                                  APPENDIX B
operation of the Premises' or the Project's heating and air conditioning, and shall refrain from attempting to adjust any controls, other than room thermostats installed for Tenant's use. Tenant shall keep corridor doors closed.

     15. Tenant assumes full responsibility for protecting the Premises from theft, robbery and pilferage, which may arise from a cause other than Landlord's negligence, which includes keeping doors locked and other means of entry to the Premises closed and secured.

     16. Peddlers, solicitors and beggars shall be reported to the office of the Project or as Landlord otherwise requests.

     17. Tenant shall not advertise the business, profession or activities of Tenant conducted in the Project in any manner which violates the letter or spirit of any code of ethics adopted by any recognized association or organization pertaining to such business, profession or activities.

     18. No bicycle or other vehicle and no animals or pets shall be allowed in the Premises, halls, freight docks, or any other parts of the Building except that blind persons may be accompanied by "seeing eye" dogs. Tenant shall not make or permit any noise, vibration or odor to emanate from the Premises, or do anything therein tending to create, or maintain, a nuisance, or do any act tending to injure the reputation of the Building.

     19. Tenant acknowledges that Building security problems may occur which may require the employment of extreme security measures in the day-to-day operation of the Project.

     Accordingly:

          (a) Landlord may, at any time, or from time to time, or for regularly scheduled time periods, as deemed advisable by Landlord and/or its agents, in their reasonable discretion, require that persons entering or leaving the Project or the Property identify themselves to watchmen or other employees designated by Landlord, by registration, identification or otherwise.

          (b) Tenant agrees that it and its employees will cooperate fully with Project employees in the implementation of any and all security procedures.

          (c) Such security measures shall be the sole responsibility of Landlord, and Tenant shall have no liability for any action taken by Landlord in connection therewith, it being understood that Landlord is not required to provide any security procedures and shall have no liability for such security procedures or the lack thereof. Notwithstanding the foregoing, the limitation on Tenant's liability under this paragraph 19(c) shall not apply to the extent that Tenant is providing such security services for Landlord and such action is taken by Tenant's

                                  APPENDIX B
security personnel.

     20. Tenant shall not do or permit the manufacture, sale, purchase, use or gift of any fermented, intoxicating or alcoholic beverages without obtaining written consent of Landlord.

     21.  Tenant shall not disturb the quiet enjoyment of any other tenant.

     22. Tenant shall not provide any janitorial services or cleaning without Landlord's written consent and then only subject to supervision of Landlord and at Tenant's sole responsibility and by janitor or cleaning contractor or employees at all times satisfactory to Landlord.

     23. Landlord may retain a pass key to the Premises and be allowed admittance thereto at reasonable times and after notice as required in the body of the Lease to enable its representatives to examine the Premises from time to time and to exhibit the same and Landlord may place and keep on the windows and doors of the Premises at any time signs advertising the Premises for Rent.

     24. No equipment, mechanical ventilators, awnings, special shades or other forms of window covering shall be permitted either inside or outside the windows of the Premises without the prior written consent of Landlord, and then only at the expense and risk of Tenant, and they shall be of such shape, color, material, quality, design and make as may be approved by Landlord.

     25.  Intentionally Omitted.

     26. Except as permitted in the body of the Lease, Tenant shall not install or operate any phonograph, musical or sound- producing instrument or device, radio receiver or transmitter, TV receiver or transmitter, or similar device in the Building, nor install or operate any antenna, aerial, wires or other equipment inside or outside the Building, nor operate any electrical device from which may emanate electrical waves which may interfere with or impair radio or television broadcasting or reception from or in the Building or elsewhere, without in each instance the prior written approval of Landlord. The use thereof, if permitted, shall be subject to control by Landlord to the end that others shall not be disturbed.

     27. Subject to Landlord's obligations hereunder, Tenant shall promptly remove all rubbish and waste from the Premises.

     28. Tenant shall not exhibit, sell or offer for sale, Rent or exchange in the Premises or at the Project any article, thing or service, except those ordinarily embraced within the use of the Premises specified in Section 6 of this Lease, without the prior written consent of Landlord.

                                  APPENDIX B

     29. Tenant shall list all furniture, equipment and similar articles Tenant desires to remove from the Premises or the Building and deliver a copy of such list to Landlord and procure a removal permit from the Office of the Building authorizing Building employees to permit such articles to be removed.

     30. Tenant shall not overload any floors in the Premises or any public corridors or elevators in the Building.

     31. Tenant shall not do any painting in the Premises, or mark, paint, cut or drill into, drive nails or screws into, or in any way deface any part of the Premises or the Building, outside or inside, without the prior written consent of Landlord.

     32. Whenever Landlord's consent, approval or satisfaction is required under these Rules, then unless otherwise stated, any such consent, approval or satisfaction must be obtained in advance, such consent or approval may be granted or withheld in Landlord's sole discretion, and Landlord's satisfaction shall be determined in its sole judgment.

     33. Tenant and its employees shall cooperate in all fire drills conducted by Landlord in the Building.

                                  APPENDIX B

                                  APPENDIX C

                         TENANT IMPROVEMENT AGREEMENT



     1. INITIAL IMPROVEMENTS. Landlord shall cause to be performed the improvements (the "Initial Improvements") in the Premises in accordance with
                   --------------------
plans and specifications approved by Tenant and Landlord (the "Construction
                                                               ------------
Documents"), which approvals shall not be unreasonably withheld.
---------

     Tenant has developed final space plans (the "Final Plans") for the Premises
                                                  -----------
and delivered the same, together with detailed specifications for the Initial Improvements, to Landlord on May 6, 1998. Landlord upon consultation with Tenant has caused the Construction Documents identified in Appendix H (the "Delta Construction Documents") to be prepared in accordance with the Final
-----------------------------
Plans, by a registered professional architect and mechanical and electrical engineer(s), and both Landlord and Tenant have approved such Delta Construction Documents. Landlord has retained Fisher Design Company as the architect to design the Initial Improvement, but reserves the right in its sole and absolute discretion to discharge said entity as long as the cost of such work does not exceed the amount agreed to by Fisher Design Group (unless Landlord pays such increased costs). Landlord shall also promptly cause mechanical and electrical drawings to be completed as required to conform with the Delta Construction Documents, and such mechanical and electrical drawings, together with the Delta Construction Documents, shall be defined as the "Engineered Construction
                                                 -----------------------
Documents".  The Engineered Construction Documents for the Initial Improvements
---------
shall comply with all applicable Governmental Requirements. Tenant acknowledges that Landlord will prepare the Engineered Construction Documents based upon instructions from Tenant and, therefore, Landlord's preparation of the Engineered Construction Documents (or any modifications or changes thereto) shall not impose upon Landlord or its agents or representatives any obligation with respect to the design of the Initial Improvements.

     Landlord has retained Neuman Construction ("Neuman") as general contractor
                                                 ------
to construct the Initial Improvements but reserves the right to discharge Neuman if Landlord determines, in its sole and absolute discretion, that (i) Neuman has failed or is failing to perform in a professional and competent manner, including, without limitation, failure or refusal to follow Landlord's instructions regarding the use and identity of subtrades, or (ii) the failure to discharge Neuman would jeopardize Landlord's ability to substantially complete the Initial Improvements in a timely manner as required under the Lease, in which case Landlord may either hire a new general contractor or undertake such position itself (or through its affiliates). Landlord shall use commercially reasonable efforts to cause the Initial Improvements to be substantially completed, except for minor "Punch List" items, on or before the Commencement Date specified in the Schedule to the Lease, subject to Tenant Delay (as defined in Section 4 hereof) and Force Majeure. "Substantial Completion" is defined as occurring when the Initial Improvements are ready for use and when Landlord has obtained final building department and fire department sign

                                  APPENDIX C
off for occupancy, even though minor, insubstantial work not materially affecting the ability of Tenant to use such portion of the Premises remains to be completed.

     2. CHANGE ORDERS. If, prior to the Commencement Date, Tenant shall require improvements or changes (individually or collectively, "Change Orders")
                                                                -------------
to the Premises in addition to, revision of or substitution for the Initial Improvements as shown in the Engineered Construction Documents, Tenant shall deliver to Landlord for its approval (not to be unreasonably withheld or delayed) plans and specifications for such Change Orders. If Landlord does not approve the plans for Change Orders, Landlord shall advise Tenant of the revisions required. Tenant shall revise and redeliver the plans and specifications to Landlord within five (5) business days of Landlord's advice or Tenant shall be deemed to have abandoned its request for such Change Orders. Tenant shall pay for (i) all preparations and revisions of plans and specifications, including, without limitation, the costs to rebid and a reasonable charge for time expended by Landlord's personnel (or the personnel of Landlord's affiliates) and (ii) the construction costs associated with all Change Orders, whether such Change Orders represent additions to, revisions of or substitutions for the Initial Improvements shown in either the Engineered Construction Documents, but only to the extent that such construction costs exceed the cost for construction which would have been incurred for construction in accordance with the Engineered Construction Documents (collectively, the "Change Order Costs").
 ------------------

     3. LANDLORD'S COST; TENANT'S CONTRIBUTION. Subject to Tenant's obligation to pay the Change Order Costs and the "Tenant's Contribution" (as such term is defined below), Landlord shall, at its cost and expense, construct or cause to be constructed the Initial Improvements. Tenant shall contribute towards the costs incurred by Landlord in constructing the Initial Improvements as shown in the Delta Construction Documents an amount equal to six hundred seventy-nine thousand five hundred dollars ($679,500.00) dollars (the "Tenant's
                                                          --------
Contribution"), as well as the cost for any heating and/or air conditioning
------------
equipment for which Tenant is responsible under Section 4A of the Lease. Tenant shall deposit the Tenant's Contribution with Landlord within two (2) business days following the date Landlord certifies to Tenant, in writing, that Landlord has spent or incurred a contractual obligation to spend (other than through this Lease) an amount equal to five hundred forty-three thousand six hundred dollars ($543,600.00) towards the cost of the Initial Improvements shown in the Delta Construction Documents. Tenant expressly acknowledges that Landlord has no obligation to pay for or contribute to any increased costs of the Initial Improvements resulting from any Change Orders to the Delta Construction Documents, all of which costs shall be paid by Tenant within two (2) business days after demand by Landlord. Landlord agrees that Tenant may utilize any improvements now existing in the Premises (except to the extent not shown in the Delta Construction Documents), including, without limitation, the components of any existing burglar alarm system, and that the value of said improvements shall not be included in the cost of the Initial Improvements. Landlord shall also reimburse Tenant for up to (i) fifteen thousand dollars ($15,000.00) of the costs incurred by Tenant for the Final Plans and (ii) one hundred thousand dollars ($100,000.00) of Tenant's moving costs, data, telephone, security and furniture costs,

                                  APPENDIX C
such reimbursement to be made within thirty (30) days following Landlord's receipt from Tenant of detailed and paid invoices, and only if Landlord has received the Tenant's Contribution. The cost of Tenant's burglar alarm system (including, without limitation, the installation, maintenance and operation thereof) shall be paid for entirely by Tenant, but Tenant shall be entitled to use any burglar alarm components currently located in the Premises. Tenant acknowledges that Landlord has made no representations or warranties regarding the condition or functionality of such existing burglar alarm components.

     Tenant shall have the right to deposit the Tenant's Contribution with Landlord through a Letter of Credit as provided herein. Any Letter of Credit shall be irrevocable, shall be in the form described below, issued either by the Union Bank, Bank of America, First Interstate Bank, the Bank of New York or any other state, national or foreign bank, with an office in Los Angeles, California, which has a net worth at least equal to the net worth of one of the preceding named banks, or such other state, national or foreign bank having an office in Los Angeles, California, which is acceptable to Landlord in its absolute discretion. Tenant shall pay all costs in connection with the issuance of such Letter of Credit, and any renewals, extensions or replacements thereof. The Letter of Credit shall be (i) in the amount of the Tenant's Contribution,
(ii) subject to Landlord's approval as to form and content, and (iii) include, among other things, the terms set forth in Appendix I attached hereto and incorporated by this reference herein. The Letter of Credit shall provide for payment in full to Landlord upon demand by the Landlord to the issuing bank certifying that (i) Tenant has failed to deposit the Tenant's Contribution with Landlord in cash or cash equivalent as required under this Lease, (ii) Landlord has spent or incurred a contractual obligation to spend (other than through this Lease) five hundred forty-three thousand six hundred dollars ($543,600.00) towards the cost of the Initial Improvements shown in the Delta Construction Documents, or (ii) Tenant has not furnished Landlord with an extension, renewal, or replacement Letter of Credit within the time, for the term and in the amount required under this Lease. The initial term of the Letter of Credit shall be six (6) months and shall automatically be renewed by the issuing bank unless such bank shall give written notice to Landlord of its unwillingness to renew the Letter of Credit at least sixty (60) days prior to the expiration thereof (the "Bank's Notice"). In such event, Tenant shall have thirty (30) days from
      -------------
the date Landlord receives the Bank's Notice to provide Landlord with a replacement Letter of Credit in accordance with the terms and provisions hereof. Landlord agrees to surrender each Letter of Credit and return the same to Tenant immediately upon receipt of an extension, renewal or replacement Letter of Credit, unless such extension or renewal is evidenced by a separate instrument to be attached to the existing Letter of Credit. As indicated above, the failure of Tenant to furnish such renewal Letter of Credit shall entitle Landlord to make demand on the then existing Letter of Credit.

     Tenant agrees, at Landlord's option, to cause the Letter of Credit to be issued to the purchaser of Landlord's interest in the Premises in the event such interest be sold, or to the holder of any note secured by a deed of trust which is a lien against the Premises. In the event that a trust deed loan against the Premises is refinanced with a new lender from time to time,

                                  APPENDIX C

Tenant agrees, upon Landlord's request, to furnish such new lender with a substitute Letter of Credit naming such new lender as beneficiary upon surrender of the then existing Letter of Credit.

     Tenant shall have the right, at any time, to substitute cash in lieu of the Letter of Credit, in which event Landlord shall cause the Letter of Credit to be returned to Tenant.

     4. COMMENCEMENT DATE DELAY. The Commencement Date shall be delayed until the Initial Improvements have been substantially completed (the "Completion
                                                                 ----------
Date"), except to the extent that any actual delay shall be caused or
----
contributed to by any one or more of the following (a "Tenant Delay"):
                                                       ------------

          (a) Tenant's request for Change Orders whether or not any such Change Orders are actually performed; or

          (b) Contractor's delayed performance arising from any Change Orders requested by Tenant; or

          (c) Tenant's request for materials, finishes or installations requiring unusually long lead times. Landlord shall endeavor to identify any of the foregoing during completion of the Engineered Construction Documents; or

          (d) Tenant's delay in reviewing, revising or approving plans and specifications beyond the periods set forth herein; or

          (e) Tenant's delay in providing information critical to the normal progression of the project. Tenant shall provide such information as soon as reasonably possible, but in no event longer than one week after receipt of such request for information from the Landlord; or

          (f) Tenant's delay in making payments to Landlord for costs of the Initial Improvements and/or Change Orders; or

Any other act or omission by Tenant, its agents, contractors or persons employed by any of such persons which contributes to a delay in substantial completion.

If the Commencement Date is delayed for any reason, then Landlord shall cause Landlord's Architect to certify the date on which the Initial Improvements would have been completed but for such Tenant Delay, or were in fact completed without any Tenant Delay. Subject to Tenant Delays and Force Majeure events, if the Initial Improvements are not substantially completed by September 21, 1998, then Tenant shall receive one day of free Base Rent for each day after September 21, 1998 that such failure to substantially complete the Initial Improvements continues. Landlord acknowledges that as of June 17, 1998, no Tenant Delays have occurred, and

                                  APPENDIX C

Tenant has fulfilled all of its obligations under Appendix C of the Lease to be performed by Tenant as of June 25, 1998.

Within fifteen (15) business days following "Substantial Completion" of the Initial Improvements, Landlord shall cause the architect that designed the Initial Improvements to provide Landlord with a list of those items, if any, in the construction which based upon the Engineered Construction Documents are patently either incomplete or defective, and the architect's failure to deliver such list shall be deemed acceptance and approval of the Initial Improvements. This list shall be referred to as the "punch-list" and completion or repair, as applicable, of items which are in fact defective or incomplete shall be effected by Landlord as soon as practicable thereafter. The architect's acceptance and approval of the Initial Improvements shall be conclusive and binding on Tenant, absent manifest error. Tenant shall provide Landlord with written notice of the existence of manifest error in the architect's acceptance and approval of the Initial Improvement within five (5) business days following the architect's delivery of the same, and Tenant shall be deemed to be in agreement with the architect if it fails to do so. Landlord and Tenant shall within five (5) business days following Landlord's receipt of Tenant's notice of manifest error, if any, meet to agree upon whether manifest error exists. If Landlord and Tenant cannot within five (5) business days agree on whether manifest error exists, they shall within ten (10) business days thereafter shall select a new architect acceptable to each of them to promptly determine whether such manifest error exists, and the determination by said new architect shall be conclusive and binding on Landlord and Tenant. The fees of the new architect shall be divided evenly between Landlord and Tenant, unless no manifest error is found to exist, in which case Tenant shall pay all of such fees. Latent defects in the Initial Improvements shall be handled in accordance with the provisions of
Section 3B in the body of this Lease. Landlord shall endeavor to cause its architect to prepare a preliminary "punch-list" at least thirty (30) days before Landlord's estimated date of "substantial completion" and shall use reasonable efforts to remedy any items identified therein as being incomplete or defective before Tenant commences occupancy; provided, however, that Landlord shall only do so if it determines, in its sole and absolute discretion, that such preliminary "punch-list" and repair will not interfere with or otherwise obstruct Landlord's ability to "substantially complete" construction of the Initial Improvements before September 21, 1998.

     5. ACCESS BY TENANT PRIOR TO COMMENCEMENT OF TERM. Landlord shall permit Tenant and its agents to enter the Premises prior to the Commencement Date to
prepare the Premises for Tenant's use and occupancy.   Any such permission shall
constitute a license only, conditioned upon Tenant's compliance with the following, which compliance or non-compliance shall be reasonably determined by
Landlord:

     (a) working in harmony with Landlord and Landlord's agents, contractors, workmen, mechanics and suppliers and with other tenants and occupants of the Building;

     (b) obtaining in advance Landlord's approval of the contractors proposed to be used

                                  APPENDIX C
by Tenant and depositing with Landlord in advance of any work (i) security satisfactory to Landlord for the completion thereof, and (ii) the contractor's affidavit for the proposed work and the waivers of lien from the contractor and all subcontractors and suppliers of material; and

     (c) furnishing Landlord with such insurance as Landlord may require against liabilities which may arise out of such entry.

     Landlord shall have the right to withdraw such license for any reason upon twenty-four (24) hours' written notice to Tenant if Landlord reasonably determines that Tenant has not complied with any of the conditions set forth above. Landlord shall not be liable in any way for any injury, loss or damage which may occur to any of Tenant's property or installations in the Premises prior to the Commencement Date. Tenant shall protect, defend, indemnify and save harmless Landlord from all liabilities, costs, damages, fees and expenses arising out of the activities of Tenant or its agents, contractors, suppliers or workmen in the Premises or the Building. Any entry and occupation permitted under this Section shall be governed by Section 5 and all other terms of the Lease, except that Tenant shall have no obligation to pay Rent unless Tenant is able to operate its business at the Premises.

     6. BASE BUILDING. Landlord shall on the Commencement Date provide a shell office Building to contain the Premises which shall meet the following requirements and contain the following items, all with sound structural integrity and in good working order: all structural wall, floor and roof support systems, all exterior glass, exterior wall finishes, weather protection systems and common toilet facilities per Code; common lobbies, foyers, stairs and elevators; cooling towers and piping to predetermined distribution points on each floor (air handling equipment and distribution of duct work is not included); existing main electrical services to the Building and distribution of electrical power from main service to predetermined distribution points on each floor; and, if required by Code for the entire Building, main fire sprinkler piping (changes to accommodate head locations and installation of heads not included). Landlord's construction and finishes are designed for normal office use, and any reference to construction by Landlord to Code requirements shall be deemed to mean Code requirements for normal office use and any uses expressly shown in the Final Plans.

     7.  MISCELLANEOUS.

     Terms used in this Appendix C shall have the meanings assigned to them in the Lease. The terms of this Appendix C are subject to the terms of the Lease. Landlord shall provide Tenant with "as-built" architectural, mechanical and engineering drawings for the Buildings. Tenant acknowledges that Landlord did not initially construct the Buildings and cannot guaranty that such drawings accurately reflect the true construction of the Buildings. Tenant has designated Len Lespernace as its representative with respect to the matters set forth in
--------------
this Appendix "C", who, until further notice to Landlord, shall have full authority and responsibility to act on behalf of the Tenant as required in this Appendix "C".

                                  APPENDIX C

                                  APPENDIX D


                   MORTGAGES CURRENTLY AFFECTING THE PROJECT
                   -----------------------------------------


1. Deed of Trust, Assignment of Rents and Security Agreement (Construction Trust Deed) dated December 12, 1997, executed by Landlord for the benefit of CarrAmerica Realty LP, a Delaware limited partnership, and recorded on December 15, 1998 in the office of the Los Angeles County Recorder's Office as Instrument No. 97, 1962217.

2. Option Deed of Trust, Assignment of Rents and Security Agreement dated December 12, 1997, executed by Landlord for the benefit of CarrAmerica Realty Corporation, a Maryland corporation, and recorded on December 15, 1998 in the office of the Los Angeles County Recorder's Office as Instrument No. 97, 1962216.

Landlord represents and warrants to Tenant that there are no other ground leases, mortgages or deeds of trust affecting the Project. The foregoing representation and warranty is limited to Landlord's current actual knowledge, based solely upon Landlord's review of that certain Policy of Title Insurance issued on December 15, 1998 by Chicago Title Insurance Company in favor of Landlord (Policy No. 7135541A -X52).


                                  APPENDIX D

                                  APPENDIX E

                        COMMENCEMENT DATE CONFIRMATION
                        ------------------------------



Landlord:      CORPORATE SPECTRUM, LLC, a California limited liability company

Tenant:        ____________________, a _____________


     This Commencement Date Confirmation is made by Landlord and Tenant pursuant to that certain Lease dated as of _________, 199__ (the "Lease") for certain premises known as Suite ____ in the building commonly known as [PROPERTY NAME] (the "Premises"). This Confirmation is made pursuant to Item 9 of the Schedule to the Lease.

     1.  Lease Commencement Date, Termination Date.  Landlord and Tenant hereby
         -----------------------------------------
agree that the Commencement Date of the Lease is _____________, 199__, and the Termination Date of the Lease is _______________, _____.

      2.  Acceptance of Premises.  Tenant has inspected the Premises and affirms
          ----------------------
that the Premises is acceptable in all respects in its current "as is" condition.

      3.  Premises. The Premises is agreed by the parties to contain (i) Sixty-
          --------
two thousand two hundred eighty-two (62,282) rentable square feet in 4330 Park Terrace Drive and (ii) five thousand six hundred sixty-eight (5,668) rentable square feet in 4360 Park Terrace Drive, for a total of sixty-seven thousand nine hundred fifty (67,950) rentable square feet.

     4.  Incorporation. This Confirmation is incorporated into the Lease, and
         -------------
forms an integral part thereof. This Confirmation shall be construed and interpreted in accordance with the terms of the Lease for all purposes.



                              TENANT:
                              PINKERTON'S, INC., A DELAWARE CORPORATION


                              By:__________________________________
                              Name:________________________________
                              Title:_______________________________

                              By:__________________________________
                              Name:________________________________
                              Title:_______________________________

                                  APPENDIX E

                              LANDLORD:
                              CORPORATE SPECTRUM, LLC
                              A CALIFORNIA LIMITED LIABILITY COMPANY



                              By:  WL PARK, a California corporation

                                  By: ______________________________

          Calvin H. Johnston, President

                                  APPENDIX E

                                  APPENDIX F

                        DESCRIPTION OF EXPANSION SPACE
                        ------------------------------

   APPROXIMATELY EIGHT THOUSAND RENTABLE SQUARE FEET LOCATED AT THE NORTHEAST QUADRANT OF THE SECOND FLOOR OF THE BUILDING COMMONLY KNOWN AS 4360 PARK TERRACE DRIVE, AND LOCATED CONTIGUIOUS TO A PORTION OF THE ORIGINAL PREMISES LOCATED ON
                                   SAID FLOOR




                                  APPENDIX F

                                   APPENDIX G

                              JANATORIAL SCHEDULE
                              -------------------



                                  APPENDIX G

                                   APPENDIX H

                  DESCRIPTION OF DELTA CONSTRUCTION DOCUMENTS
                  -------------------------------------------

            THOSE CERTAIN DELTA TWO PLANS PREPARED BY FISCHER DESIGN
            --------------------------------------------------------
                 COMPANY AND DATED JUNE 11, 1998, TOGETHER WITH
                 ----------------------------------------------
                     ADDENDUM NUMBER 1 DATED JUNE 15, 1998
                     -------------------------------------


                                  APPENDIX H

                                  APPENDIX I

                           FORM OF LETTER OF CREDIT
                           ------------------------


     The Letter of Credit to be issued to Malibu Canyon Office Partners, LLC, a California limited liability company, 26635 West Agoura Road, Suite 105, Calabasas, California 91302, as Beneficiary, in the amount of six hundred seventy-nine thousand five hundred dollars ($679,500.00) as set forth in that certain Lease (the "Lease") dated on or about June 25, 1998 by and between
                    -----
Beneficiary, as Landlord, and Pinkerton's, Inc., a Delaware Company, as Tenant, shall contain the following provisions:

          "Available by drawing drafts on sight when accompanied by the following documents, notwithstanding any conflicting or contrary instructions now or hereafter received by Applicant:

          "A statement signed by Landlord which states that:

          (a) Applicant has failed to deposit the Tenant's Contribution with Landlord as required under the Lease;

          (b) Landlord has spent or committed to spend five hundred forty three thousand six hundred dollars ($543,600.00) towards the cost of the Initial Improvements shown in the Delta Construction Documents, or

          (c) Applicant has not obtained an extension, renewal or replacement of this Letter of Credit for the term, in the amount, within the time and otherwise as required under said Lease."

          "This original Letter of Credit must accompany any drawing hereunder."

          "This Letter of Credit is subject to the Uniform Customs and Practice for Documentary Credits (1974 Revision), International Chamber of Commerce Publication No. 290."

                                  APPENDIX I
                                  Page 1 of 1